UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Papa John’s International, Inc.
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PIZZA
PAPA JOHN'S®

BETTER INGREDIENTS.
BETTER PIZZA.

Notice of Annual Meeting of Stockholders

Thursday, April 23, 2020 11:00 a.m. Eastern Time	Virtual Meeting Site : www.virtualshareholdermeeting.com/PZZA2020

Items of Business

•	Election of the ten directors nominated by the Board of Directors named in the attached Proxy Statement;
•	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2020;
•	Advisory approval of the Company’s executive compensation; and
•	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date    February 24, 2020

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on February 24, 2020 are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to participate in the meeting virtually via our live webcast. Following the formal items of business to be brought before the meeting, we will discuss our 2019 results and answer your questions.

Thank you for your continued support of Papa John’s.

By Order of the Board of Directors,

Jeffrey C. Smith
Chairman	March 20, 2020

Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card to vote via the Internet.	Use the toll‑free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Participate in the meeting and vote at www.virtualshareholdermeeting.com/PZZA2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2020 — this Proxy Statement and the Papa John’s 2019 Annual Report are available at www.papajohns.com/investor.

To Fellow Stockholders:

I made a large investment in Papa John’s in 2019 and joined the board as Chairman. Papa John’s is my favorite pizza in the category with a truly differentiated Better Ingredients. Better Pizza.® position. The company, however, was having an acute challenge with a need for a catalyst to jump start its re-invigoration. Thanks to the incredible passion, talent, and partnership of our team members and franchisees, we are moving further and faster than we could have expected.

When I joined the board in 2019, we needed to strengthen and diversify the company’s leadership. The company added five new directors to the board in 2019, who bring talent and perspective from different backgrounds. A significant milestone for Papa John’s is our partnership with Shaquille O’Neal, who has joined as a brand ambassador, franchisee, and member of our board of directors. The positive impact across our franchise system and on our stakeholders has been remarkable.

Leadership is critical for any company and even more so for a company in transition. We were fortunate to identify and recruit a proven restaurant industry leader and transformational CEO in Rob Lynch. Rob has the right brand, marketing, business experience, and track record for Papa John’s. Most notably, Rob has experience in his prior role as a key architect of the turnaround of Arby’s. He is having an immediate and positive impact on our brand, our products, our team members, our franchisees, and our customers.

Under Rob’s leadership, we have strengthened and streamlined the management team. We are rebuilding our culture, refocusing on the profitability of our restaurants, reinforcing the quality of our pizza and using innovation to engage customers and drive sales.  I am passionate and excited about this innovation. Our fresh, never-frozen original dough, made from six simple ingredients, is amazing. We are just beginning to innovate on this dough to create tasty product extensions that increase our menu variety without adding operational complexity. Our product roadmap is exciting and delicious.

As you can tell, I am excited about our positioning and excited about the future. Papa John’s is a great brand, with amazing products, fantastic team members and franchisee partners, and a delicious plan for the future. We are beginning 2020 ready to deliver continued progress. Looking beyond and considering the key trends driving growth in the global food and restaurant industry – quality, convenience, service – I believe Papa John’s is well positioned.

On behalf of the Papa John’s Board and management team, I thank you for your continued support.

Sincerely,

Jeffrey C. Smith

Chairman of the Board

To Our Stockholders, Team Members, Franchisees and Customers:

Last August I was asked to join the Papa John’s team as CEO and President, an opportunity I accepted with great excitement and humility. Leading a company with a history of delivering high-quality pizza and creating tremendous stakeholder value is a dream come true for me.

I have a passion for pizza. Besides being delicious, convenient, and a great value, pizza is a food that is shared with friends and family. Pizza brings people together  and Papa John’s delivers Better Ingredients. Better Pizza. – with fresh, never-frozen original dough and fresh toppings.

Building on this history, I believe Papa John’s can be the best pizza delivery company in the world for the benefit of all of our stakeholders – our team members, customers, franchisees and stockholders. Here’s what we’re doing to achieve this:

First, we are building a culture of leaders who believe in diversity, inclusivity and winning. A culture where everyone belongs helps us attract and retain talent in a highly competitive environment. It encourages innovation that reflects the increasing diversity of our customers, domestically and globally. It allows team members at all levels in the organization to take pride and ownership in their contributions and step forward to do the right thing.

We have initiated multiple major corporate initiatives over the past year to continue improving the culture at Papa John’s. Some examples are our partnership with Purdue University Global to give employees free or reduced college tuition and our affordable healthcare plans for hourly team members; the launch of The Papa John’s Foundation for Building Community; our inaugural Day of Service with Boys and Girls Clubs of America; and the creation of multiple Employee Resource Groups.

As a result of the leadership and hard work of our LGBTQ Employee Resource Group, Papa John’s recently earned a 90% score on the 2020 Corporate Equality Index for LGBTQ workplace equality. This was the first year Papa John’s was ranked in the survey, and we scored higher than our competitors in the pizza category and higher than many in the restaurant industry.

Second, Papa John’s is returning to what made the brand great.  All pizza is not created equal. In a sea of pizza sameness, we have BETTER INGREDIENTS. BETTER PIZZA. To realize this differentiated opportunity, we have begun thinking differently and holistically about our products, menus, marketing, apps and digital channels. This is already having an impact on sales and results.

Since arriving at the company, my mandate for Papa John’s product and marketing teams has been simple:  innovate and share our story with the many pizza lovers of the world in a unique and compelling way.

Our team is delivering. Last November, we launched Garlic Parmesan Crust – our first-ever innovation on our signature fresh dough – followed this February by Papadias – a toasted, hand-held alternative to sandwiches, and an entirely new product platform for the company. Both new products were introduced with fresh advertising that brings the quality of our food to life and establishes a new voice for the brand.

In today’s marketplace, high-quality products require high-quality service, another reason for our commitment to a culture that inspires our team members to deliver great service to our customers.

Third, we have committed ourselves to achieving top-tier unit-level economics by driving restaurants’ sales growth and taking cost and complexity out of their operations. In 2019, we began to see improvements and there’s still much more opportunity. This is critical because the Papa John’s brand will succeed and grow in the long term only if our franchisees succeed too.

Fourth, we are committed to driving long-term earnings growth for the benefit of our stockholders. We had the highest total stockholder return amongst our peer group (as defined in the attached proxy statement) in 2019 and we will continue to get better.

Papa John’s has multiple opportunities to improve productivity and drive operating leverage for faster earnings growth. We are now in the process of building a multi-year roadmap to guide this journey.

I’m optimistic about the future of Papa John’s, with a more inclusive culture, a path to a more differentiated brand, improving unit economics and an outlook for strong long-term earnings growth.

Due to the coronavirus outbreak, we are holding a virtual annual meeting.  That being said, we want our shareholders to know that our delivery and carryout business model positions us to continue to serve our communities as we all navigate this difficult situation, and we will continue protocols to provide for the safety of employees and our customers.

Thank you for your continued support.

Sincerely,

Rob Lynch,

President and CEO

Papa John's is Now Moving Forward on a Path to Long-Term, Sustainable Growth

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DIVERSE LEADERS WITH PROVEN RECORDS BUILDING GREAT COMPANIES

BOARD OF DIRECTORS

Jeffrey C. Smith Chairman	Christopher L. Coleman	Michael R. Dubin	Olivia F. Kirtley	Laurette T. Koellner	Robert Lynch President & CEO	Jocelyn C. Mangan	Sonya E. Medina	Shaquille R. O'Neal	Anthony M. Sanfilippo

EXECUTIVE LEADERSHIP

Robert Lynch President & CEO	Marvin Boakye Chief People & Diversity Officer	Madeline Chadwick SVP, Communications & Corporate Affairs	Amanda Clark Chief Development Officer	Justin Falciola Chief Insights & Technology Officer	Shane Hutchins Chief Supply Chain Officer	Caroline Miller Oyler Chief Legal & Risk Officer	Jim Norberg Chief Operating Officer, North America	Jack H. Swaysland Chief Operating Officer, International	Max Wetzel Chief Commercial & Marketing Officer

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A BIG PURPOSE AND OPPORTUNITY

We love pizza.
Pizza brings us all together.
The world deserves BETTER PIZZA and Papa John's delivers it.

3

VALUES THAT BRING OUT OUR BEST

PEOPLE FIRST
Customer and Team Member Focus

EVERYONE BELONGS
Diversity, Equity, Inclusion and Teamwork

DO THE RIGHT THING
Integrity, Character and Community

INNOVATE TO WIN
Think Differently and Lead Change

HAVE FUN!
It's Pizza, It Has To Be Fun!

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FOCUSED PRIORITIES THAT DELIVER THE BIGGEST IMPACT

IMPROVE > **the unit-level profitability** and viability of our operations and franchisees

ESTABLISH > **the superiority of our pizza** via commercial platforms

BUILD > **a technology infrastructure** that enables our business operations

EXPAND > our footprint both **domestically and internationally**

A COMMITMENT TO HAVING A POSITIVE IMPACT ON PEOPLE, PIZZA & THE PLANET

5

Papa John's Roadmap to Better, Delivered

PEOPLE

Building a culture of leaders who believe in diversity, inclusion and winning

Diversity, Equity and Inclusion

Papa John's company-wide Diversity, Equity & Inclusion initiative is making diversity, equity and inclusion an intentional part of all aspects of the company's culture.

Talent Attraction, Retention & Development

Papa John's is supporting the next generation of leaders through our Foundation for Building Community and work with the Boys & Girls Clubs of America.

Fair & Equitable Pay & Benefits

Papa John's has introduced industry-leading benefits in our restaurants, including tuition, affordable healthcare and other wellness benefits.

Employee Health & Safety

Employee Engagement & Recognition

Papa John's quarterly Pizza Pulse survey measures employee engagement and perceptions of Papa John's culture.

PIZZA

Serving high-quality pizza made with authentic ingredients

Food Safety

Papa John's Global Food Safety Program and Standards apply to our suppliers, our Quality Control Centers where our pizza dough is made, and Papa John's restaurants across the country.

Food Quality: Committed to Better

Papa John's has always believed in Better Ingredients. Better Pizza. Our original dough is always made fresh, never frozen; it has six simple ingredients, flour, water, sugar, soybean oil, salt & yeast. We top our pizzas with real cheese and meat full of flavor, not fillers.

Transparency & Innovations

Papa John's offers detailed nutritional information online for many menu items, including the ingredients of most of our products. Papa John's offers gluten-free crust, vegan breadsticks and—in the UK—a vegan cheese option.

Responsible Sourcing

Papa John's relies on a limited group of established suppliers. Many of them do not directly own, raise or transport live animals, but we are committed to working with them to ensure that they comply with USDA regulations on the humane treatment of animals.

PLANET

Taking steps to reduce our impact on the environment

Minimizing Resource Consumption

Papa John's is investing in new technologies and processes to improve the efficiency of our restaurants and operations, lowering our emissions as a result.

Reducing Waste

Papa John's is reducing, reusing and recycling waste generated at our offices, Quality Control Centers and restaurants. We are combatting food waste by expanding our food donation program to more restaurants.

Sustainable Packaging

In 2015, Papa John's began using pizza boxes produced from 100% natural fiber produced certified by both the Sustainable Forestry Initiative and the Programme for the Endorsement of Forest Certification.

BETTER, DELIVERED

Proxy Statement

The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 11:00 a.m. Eastern Time on April 23, 2020, and at any adjournment or postponement of the meeting. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location, and to support the health and well-being of our employees and stockholders due to the emerging public health impact of the coronavirus outbreak (COVID-19) . We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/PZZA2020. An audio recording of the entire Annual Meeting will be available on the Papa John’s Investor Relations website after the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 20, 2020.

At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of ten directors to the Board; the ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent auditors for 2020; and an advisory approval of the Company’s executive compensation.

Virtual Stockholder Meeting

This year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on February 24, 2020 or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PZZA2020. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Papa John’s International, Inc. 401(k) Plan, which must be voted at least three days prior to the meeting).

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on April 23, 2020. Online access will begin at 10:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.

We will also make the Annual Meeting accessible to anyone who is interested, including team members and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/PZZA2020. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.

Submitting questions at the Annual Meeting

You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team and our Chairman of the Board will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/PZZA2020.

If you have technical difficulties or trouble accessing the virtual meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:

800-586-1548 (toll-free)

303-562-9288 (international)

2020 Proxy Statement     1

Corporate Governance

Principles of corporate governance that guide the Company are set forth in the Company’s Board committee charters, the Company’s Corporate Governance Guidelines and the Company’s Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking “Investor Relations” and then “Corporate Governance.” (The information on the Company’s website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.

Majority Voting Standard for Director Elections

Our Amended and Restated By-laws (the “By-laws”) provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct, which is the Company’s code of ethics applicable to all directors, officers and employees worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business.

The Board has established procedures for any person, including a team member, to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics and Business Conduct relating, among other things, to:

•	violations of the federal securities laws;
•	fraud or error in the Company’s accounting, audit or internal controls, financial statements and records; or
•	misconduct by any member of the Company’s senior management.

The procedures for reporting issues and concerns may be found on our website at www.papajohns.com, by first clicking “Investor Relations” and then “Corporate Governance.”

Director Independence

The Board has determined that eight of the Company’s ten current directors are “independent” as defined by applicable law and NASDAQ listing standards, as follows: Christopher L. Coleman, Michael R. Dubin, Olivia F. Kirtley, Laurette T. Koellner, Jocelyn C. Mangan, Sonya E. Medina, Anthony M. Sanfilippo and Jeffrey C. Smith. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading “Committees of the Board of Directors.”

Robert M. Lynch is not independent because he serves as President and Chief Executive Officer of the Company. Shaquille O’Neal is not an independent director because he is a franchisee of the Company and a brand ambassador of the Company as described under “Transactions with Related Persons” below.

2     2020 Proxy Statement

CORPORATE GOVERNANCE

Ms. Kirtley is a member of the board of directors of U.S. Bancorp. We have a banking relationship with U.S. Bancorp that predates Ms. Kirtley’s appointment to the U.S. Bancorp board of directors. Ms. Kirtley is also a member of the board of directors of Delta Dental, the Company’s dental insurance carrier. The Board reviewed these relationships and determined that they do not impact Ms. Kirtley’s independence or her business judgment.

Hedging and Pledging Policy

Pursuant to our Insider Trading Compliance Policy, we prohibit employees, officers and directors from pledging any Company securities as collateral for a loan, or from holding any Company securities in a margin account. This policy also prohibits employees, officers and directors from entering into hedging transactions involving Company securities, including purchasing financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds and similar transactions. Hedging transactions means any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Company securities. Notwithstanding this restriction, pursuant to the terms of the Securities Purchase Agreement, dated as of February 3, 2019 (the “Securities Purchase Agreement”), by and among the Company and certain funds affiliated with, or managed by, Starboard Value LP (collectively, “Starboard”), Starboard is expressly permitted to pledge Company securities acquired under the Securities Purchase Agreement. As Chief Executive Officer of Starboard Value LP, our Chairman, Jeffrey C. Smith, may be deemed to beneficially own the securities owned by Starboard. Mr. Smith expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Board Leadership Structure and Risk Management

Under our Corporate Governance Guidelines, our Board elects a Chairman of the Board with the duties set forth in our By-laws. When the position of Chairman of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director. Jeffrey C. Smith, our current Chairman, is independent; accordingly, we do not currently have a Lead Independent Director.

Our Board has three standing committees — the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In addition, the Board had two other committees during a part of 2019 that have since been dissolved. A Special Committee of the Board consisting solely of independent directors was formed in July 2018 with various responsibilities related to the evaluation of a range of strategic options for the Company, among other matters. The Special Committee was dissolved on April 30, 2019 following the conclusion of its work. A Marketing Committee was formed on April 11, 2019 to assist the Board in overseeing the Company’s marketing activity. Michael Dubin served as Chairman with Jocelyn Mangan and Shaquille O’Neal sitting as members. It was dissolved as of the end of the 2019 fiscal year. Each of the current Board committees is comprised solely of independent directors, with each of the committees having a separate chairman. See “Committees of the Board of Directors” below for a description of each of these Board committees and its members. The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each, and that oversight includes a thorough and comprehensive annual review of the Company’s strategic plan. At the committee level, risks are reviewed and addressed as follows:

•

The Audit Committee oversees management of financial risks, legal and regulatory risks, food safety, information technology and cyber security risks, as well as the Company’s Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee’s agendas include discussions of individual and emerging risk areas throughout the year, and through its oversight of our Enterprise Risk Management program, the Audit Committee monitors management’s responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program is comprised of a cross-functional, management-level Enterprise Risk Management team that helps establish a culture of managing and mitigating risk and coordination of risk management between our executive team and the Board.

•

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and also oversees succession planning. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, including a review of the plan design and governance aspects of our compensation programs discussed below in the Compensation Discussion and Analysis, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

•

The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our

2020 Proxy Statement     3

CORPORATE GOVERNANCE

compliance program with respect to our Code of Ethics and Business Conduct and monitoring of risks associated with workplace discrimination and harassment. The Corporate Governance and Nominating Committee also oversees the Company’s initiatives on sustainability and environmental, social and governance matters.

While each committee is responsible for evaluating and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal and Risk Officer, and other Company officers with roles in managing risks.

Stockholder Engagement in 2019

Our Board of Directors and our management believe it is important to proactively engage with stockholders. In 2019, we  requested meetings with and spoke with stockholders collectively holding over a majority of our outstanding common stock. This engagement was conducted by senior decision-makers at the Company, including the Chairman of the Board, the CEO and other members of management.

Areas of particular focus of the engagement included Board composition, CEO succession, human capital and diversity initiatives, sustainability and corporate social responsibility, and business strategy and financial performance. Of note, stockholder engagement contributed to the preparation of our first full sustainability report which will be published during the second quarter 2020.

In addition, we have engaged constructively with the Los Angeles City Employees Retirement System and its counsel at the Los Angeles City Attorney’s Office in response to concerns raised regarding human resources and workplace culture matters.  As a result of that engagement, we agreed to enhance our workplace training program related to anti-harassment, anti-discrimination and diversity and inclusion.  We also agreed to engage a third party consultant to help us identify ways to further improve our culture of diversity and inclusion. Beginning next year, we will prepare a report regarding our workplace culture and our diversity and inclusion initiatives, which we intend to make available on our website as part of our annual sustainability reporting. We also committed to implement enhancements to our Code of Ethics, Corporate Governance Guidelines, Corporate Governance and Nominating Committee Charter and certain other human resources policies and procedures, designed to further strengthen our anti-discrimination, anti-harassment, and anti-retaliation policies, and otherwise improve our human resources compliance program.

Feedback from stockholders is shared with the Board and the applicable Committees on a regular basis.

Independent Chairman of the Board

Jeffrey C. Smith serves as our independent Chairman of the Board. Our Board believes an independent Chairman provides a strong leadership structure and sound governance in the best interests of the Company and its stockholders, working with the Board, the Company’s Chief Executive Officer and management to establish and further the Company’s strategic objectives.  When the position of Chairman of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director, with the duties described in the Company’s Corporate Governance Guidelines.

Meetings of the Board of Directors

The Board held sixteen meetings in 2019. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2019, except for Shaquille O’Neal, who was unable to attend several board meetings due to prior business and broadcasting commitments made prior to Mr. O’Neal’s appointment to the Board, which could not be rescheduled. The Company and Mr. O’Neal do not expect these scheduling conflicts to recur in 2020.

Meetings of the Independent Directors

At both the Board and committee levels, the Company’s independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with regularly scheduled Board or committee meetings. The Chairman of the Board currently chairs executive sessions of the Board. If the position of Chairman is not held by an independent director, the Lead Independent Director will chair such executive sessions.

4     2020 Proxy Statement

CORPORATE GOVERNANCE

Annual Meetings of Stockholders

The Company does not have a policy regarding director attendance at the Annual Meeting, but we encourage each of our directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. Ten directors attended the 2019 Annual Meeting.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NASDAQ listing standards, all of the standing committees are comprised solely of independent directors. Charters for each of our standing committees are available on the Company’s website at www.papajohns.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter of each standing committee is also available in print to any stockholder who requests it.

Audit Committee

Members: Laurette T. Koellner (Chairman) Olivia F. Kirtley Jocelyn C. Mangan Meetings in Fiscal 2019: 12

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. The Audit Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s Charter.

Each member of the Audit Committee is independent as determined by the Board, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that each of Ms. Koellner and Ms. Kirtley is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules.

Compensation Committee

Members: Anthony M. Sanfilippo (Chairman) Christopher L. Coleman Sonya E. Medina Meetings in Fiscal 2019: 13

The Compensation Committee oversees the Company’s compensation programs and is responsible for overseeing and making recommendations to the Board regarding the Company’s overall compensation strategies and succession planning. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company’s executive officers, including the executive officers named in the Summary Compensation Table below (our “named executive officers” or “NEOs”). The Committee has the authority to administer our equity plans and is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non-employee directors, and for reviewing and approving the establishment of broad-based incentive compensation, equity based, and retirement or other material employee benefit plans. The Committee also reviews risks, if any, created by the Company’s compensation policies and practices and provides recommendations to the Board on compensation related proposals to be considered at the Annual Meeting.

2020 Proxy Statement     5

CORPORATE GOVERNANCE

The Committee has the authority to retain compensation consultants, outside counsel and other advisers. The Committee has engaged Frederick W. Cook & Company (“FW Cook”) to advise it and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers. FW Cook does not provide any other services to the Company. The Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent and, based on that assessment, determined that the firm’s work has not raised any conflict of interest and the firm is independent. See “Compensation Discussion and Analysis” for a further description of the Compensation Committee’s use of FW Cook during 2019, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2019, and the Committee’s process in setting compensation.

The responsibilities of the Compensation Committee are more fully described in the Committee’s Charter.

Corporate Governance and Nominating Committee

Members: Christopher L. Coleman (Chairman) Sonya E. Medina Anthony M. Sanfilippo Meetings in Fiscal 2019: 14

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, evaluates incumbent directors before recommending renomination, and recommends all such approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Corporate Governance and Nominating Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Corporate Governance and Nominating Committee recommended the nomination of ten directors for election to the Board at the Annual Meeting.

In addition, the Committee develops and monitors the process for evaluating Board effectiveness, oversees the development and administration of the Company’s corporate governance policies and the Company’s compliance program with respect to the Company’s Code of Ethics and Business Conduct. It also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under “Approval of Related Person Transactions” below. The Committee oversees the Company’s commitment to corporate values of diversity, equity and inclusion, the Company’s human resources compliance programs, including policies and procedures, for monitoring discrimination and harassment, and the Company’s initiatives on sustainability and environmental, social and governance matters.

The responsibilities of the Corporate Governance and Nominating Committee are more fully described in the Committee’s Charter.

Sustainability, Environmental and Social

At Papa John’s, we believe that people are our most important ingredient, and we are dedicated stewards of our communities and the environment. As noted above, the Corporate Governance and Nominating Committee has been tasked with overseeing the Company’s commitment to corporate values of diversity, equity and inclusion and the Company’s initiatives on sustainability and environmental, social and governance matters.

6     2020 Proxy Statement

CORPORATE GOVERNANCE

Diversity, Equity and Inclusion

Our Papa John's family includes 120,000 corporate and franchise team members around the globe, representing all walks of life. We are in communities large and small and are proud to serve customers from all backgrounds, reflecting our Company value of “Everyone Belongs.” Our commitment to diversity, equity and inclusion is rooted in our belief that having a Papa John's family that fully reflects and celebrates the global nature of our brand is the right way to do business.

How we look at our culture is how we create a high-performing Company. We are building a culture of leaders who believe in inclusivity, diversity and winning. Our efforts, led by our Chief People and Diversity Officer, embed our culture in our day-to-day practices through performance, recognition, and innovation.

We are building diversity, equity and inclusion capabilities that integrate our culture and values in daily work and critical processes;  improve recruiting and retention capabilities; and enhance training, development and succession planning of talent.

Workplace Health and Safety

As part of the Company’s enterprise-wide safety management system, Papa John’s is investing in training, technology and people to get to zero -- zero injuries and zero accidents -- starting with its newly expanded Global Safety Team.

All Papa John’s team members– from those at our corporate headquarters to those working in our warehouses and restaurants – receive annual safety training based on the requirements of their roles. Both Quality Control Centers and restaurant operations undergo annual safety audits, as well as random observations by regional safety managers and field safety coordinators.

Human Rights

We strive for the highest standards of integrity and human rights in all of our business activities, including our supply chain. Our standard agreements with key suppliers mandate that each product sold to Papa John's will meet good manufacturing practices requirements applicable wherever the product is manufactured, produced, distributed, transported or stored. In addition to these requirements, which include supplier audits, and as part of our ongoing efforts to achieve and improve our standards of high quality and community responsibility throughout our business, we are incorporating into our standard supply agreements specific prohibitions against suppliers' use of forced labor or facilitation of slavery and human trafficking, including certification, verification and audit procedures, and we strive to ensure Company representatives receive training to support those efforts. Our commitment to human rights is also demonstrated in our Code of Ethics.

Sustainability

Papa John’s is committed to being a good steward of the environment. We have undertaken numerous initiatives related to environmental sustainability, including in the areas of energy savings and recycling. Papa John’s is investing in new technologies and processes to improve the efficiency of our restaurants and commercial operations in several ways. In doing so, we are also lowering our greenhouse gas emissions. Specifically, we have taken the following actions at our Quality Control Centers, restaurants, and corporate headquarters. We have made progress in saving energy throughout our operations, including through the use of installing LED lighting at our restaurants, outfitting power-saving technology in our pizza ovens, and reducing hot water and natural gas use in our Quality Control Centers. We transport our fresh pizza dough from our Quality Control Centers to our restaurants in reusable dough trays. When no longer fit for use, we grind and repurpose the trays, helping to divert more than 80,000 trays – nearly 250,000 pounds – from landfills in 2019.

Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

2020 Proxy Statement     7

CORPORATE GOVERNANCE

Nominations for Directors

Identifying Qualified Candidates

The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders.

The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Committee considers diversity in its nomination of directors to the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes diversity of race, ethnicity, gender, age, cultural background and personal background. The Committee considers skills and experience, such as prior board service, financial expertise, international experience, industry experience, technology experience and leadership skills, including prior management experience. In addition, the Committee also considers qualifications that include: independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve and maintain the diversity of the Board. Although the Board does not establish specific goals with respect to diversity, the overall diversity of the Board is a significant consideration in the nomination process. Half of our Board nominees for election at the Annual Meeting are diverse based on gender or ethnicity, and the Board’s collective experience covers a range of experience across different countries and industries. The Corporate Governance and Nominating Committee also considers the length of service of the Company’s Board members, balancing the value of long-standing Board service with the perspective of directors more recently joining the Board.

The charts below illustrate the composition of our nominees by gender and tenure:

The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company’s strategic plan and maximize stockholder value in a highly competitive environment. The Board undertook a significant refreshment process leading up to the 2019 Annual Meeting to enhance the skills and capabilities of the Board, which resulted in the addition of four new independent directors and Mr. O’Neal to the Board during 2019.

The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than 10 days following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which public disclosure of the date of the meeting was made by the Company.

8     2020 Proxy Statement

CORPORATE GOVERNANCE

Nominations must be addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:

Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

Contractual Rights of Starboard to Designate Nominees

In September 2018, the Company, led by the Special Committee, began a process to evaluate a wide range of strategic options with the goal of maximizing value for all stockholders and serving the best interests of the Company’s stakeholders. As a result of this strategic review, on February 3, 2019, the Company entered into the Securities Purchase Agreement with Starboard pursuant to which Starboard made a $250 million strategic investment in the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

As part of that investment, the Board granted to Starboard certain rights related to the Company’s corporate governance, including director designation rights. Pursuant to the Governance Agreement, dated as of February 4, 2019 and amended on March 4, 2019, by and among the Company and Starboard (the “Governance Agreement”), so long as certain criteria are satisfied, including that Starboard satisfies a minimum ownership threshold, the Board has agreed to nominate, recommend, support and solicit proxies for two directors appointed by Starboard (currently Mr. Smith and Mr. Sanfilippo) for election at the Annual Meeting.

The Company also agreed to appoint Mr. Smith as Chairman of the Board pursuant to the Governance Agreement, and agreed that Mr. Sanfilippo would be a member of the Compensation Committee and the Corporate Governance and Nominating Committee.

In addition, during the Standstill Period (as defined below), Starboard has agreed not to (i) nominate or recommend for nomination any person for election as a director at any stockholder meeting, (ii) submit any stockholder proposals for consideration at, or bring any business before, any stockholder meeting or (iii) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the Company’s common stock.

Starboard has agreed, from the date of the Governance Agreement until the earlier of (i) the date that is 15 days prior to the deadline for the submission of stockholder nominations for the 2021 annual meeting of stockholders pursuant to the Company’s organizational documents and (ii) the date that is 100 days prior to the anniversary of the Annual Meeting (the “Standstill Period”), to customary standstill restrictions. Such deadlines are the result of Starboard exercising its option in January 2020 to extend its original Standstill Period under the Governance Agreement for one year, and Starboard has one remaining option to continue the Standstill Period for another year. If Mr. Smith is removed as Chairman of the Board during the Standstill Period for any reason other than due to the occurrence of a resignation event (as defined in the Governance Agreement) or his resignation as Chairman of the Board or as a director of the Company, Starboard will have the right to terminate the Standstill Period. The Governance Agreement terminates upon the expiration of the Standstill Period.

2020 Proxy Statement     9

Item 1. Election of Directors

Our By-laws provide that the Board is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at ten members. Directors are elected annually to one-year terms and each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

We believe the nominees set forth below possess an appropriate mix of skills, experience, and leadership designed to drive board performance and properly oversee the interests of the Company, including our long-term corporate strategy. Our nominees include eight independent directors (80%), four female directors (40%), and a broad range of professional experience. The nominees also reflect a balanced approach to tenure that will allow the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information concerning the nominees for election, including their principal occupations, business experience, background, key skills and qualifications, and ages as of the date of this Proxy Statement. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the Board, but rather the specific skills and qualifications that led to the conclusion that the person should serve as a director for the Company.

Nominees for Election to the Board

Christopher L. Coleman
Age: 51 Director since 2012 Committees: Compensation, Corporate Governance & Nominating (Chairman)

Key Experience and Skills

Mr. Coleman’s extensive financial experience and international business acumen provide insight and expertise to the Board in these key areas.

Professional Experience

Mr. Coleman is based in the UK, where he is Group Head of Banking at Rothschild & Co. He is a Global Partner of Rothschild & Co, Chairman of Rothschild & Co Bank International and also serves on a number of other boards and committees of the Rothschild & Co Group, which he joined in 1989.

Mr. Coleman currently serves as a non-executive director of Barrick Gold Corporation (and is a member of its compensation committee and its corporate governance and nominating committee). Mr. Coleman was previously non-executive Chairman of Randgold Resources until the Barrick Gold-Randgold merger on January 1, 2019.

10     2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Michael R. Dubin
Age: 41 Director since 2019

Key Experience and Skills

Mr. Dubin brings extensive marketing, media, digital commerce and business operations experience to the Board.

Professional Experience

Mr. Dubin currently serves as CEO of Dollar Shave Club, a position he has held since 2011. Dollar Shave Club was acquired by Unilever in 2016. Prior to founding Dollar Shave Club, Mr. Dubin built a career spanning marketing, advertising, media and digital commerce, holding positions at NBC, MSNBC, Time Inc. and two marketing agencies.

Mr. Dubin also currently serves on the board of Stance Socks, a privately held company, as well as two non-profit organizations.

Olivia F. Kirtley
Age: 69 Director since 2003 Committees: Audit

Key Experience and Skills

Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit, risk management and public company corporate governance and compensation. In addition to her expertise in audit and tax issues developed in part as a senior manager at a predecessor to Ernst & Young LLP (“Ernst & Young”), Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President Finance and Chief Financial Officer at that company.

Professional Experience

Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She is a former chief financial officer and former senior manager at a predecessor to the accounting firm Ernst & Young. From 2014 to 2016, she served as President and Board Chairman of the International Federation of Accountants. She has also served as Chairman of the American Institute of Certified Public Accountants and Chairman of the AICPA Board of Examiners.

Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (currently serving on its risk, compensation and governance committees), as a director of ResCare, Inc. from 1998 to 2019 (including service as the chairman of its audit committee and member of its governance committee), and as a director of Randgold Resources from 2017 until the Barrick Gold-Randgold merger on January 1, 2019 (including service as a member of its audit and remuneration committees).

2020 Proxy Statement     11

ITEM 1. ELECTION OF DIRECTORS

Laurette T. Koellner
Age: 65 Director since 2014 Committees: Audit (Chairman)

Key Experience and Skills

As a former executive of a publicly traded company, Ms. Koellner brings extensive experience to the Board in the areas of complex business operations, finance and accounting, and international business. In addition, she brings extensive corporate governance and compensation experience and insight as a director of other public companies.

Professional Experience

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, a subsidiary of American International Group, Inc. (“AIG”) from June 2012 until its May 2014 sale to AerCap Holdings N.V. Ms. Koellner served as President of Boeing International, a division of The Boeing Company, where she held a variety of financial and business leadership roles from 1997 until 2008, including as a member of the Office of the Chairman and Boeing’s Chief Administration and Human Resources Officer. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corp., which merged with The Boeing Company in 1997.

Ms. Koellner served as an independent director of Hillshire Brands, Inc. from 2001 to 2014, at which time it was sold to Tyson Foods. She served as an independent director of AIG from 2009 to 2012. She currently serves on the board of directors of Celestica, Inc. (including service as the chairman of its audit committee, and member of its compensation and corporate governance and nominating committees), The Goodyear Tire & Rubber Company (including service as Lead Director and as a member of its compensation and finance committees) and Nucor Corporation (including service as chairman of its audit committee and member of its compensation and corporate governance and nominating committees).

Robert M. Lynch
Age: 43 Director since 2019

Key Experience and Skills

Mr. Lynch brings to the board extensive restaurant industry and marketing experience, leading purpose-driven organizations and high performing teams and growing successful consumer brands.

Professional Experience

Mr. Lynch was appointed as President and Chief Executive Officer in August 2019.  He joined Papa John’s from Arby’s Restaurant Group where he served as President from August 2017, and served as Brand President and Chief Marketing Officer from August 2013 to August 2017.  During his time at Arby’s, he led the brand’s dramatic turn-around to strong growth and profitability.  Prior to Arby’s, Mr. Lynch served as Vice President of Marketing at Taco Bell. He has more than 20 years combined experience in the quick service restaurant and consumer packaged goods industries, and also held senior roles at HJ Heinz Company and Procter & Gamble.

12     2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Jocelyn C. Mangan
Age: 48 Director since 2019 Committees: Audit

Key Experience and Skills

Ms. Mangan’s extensive experience with technology and product strategy  provides insight and expertise to the Board in these key areas.

Professional Experience

Ms. Mangan is the CEO and Founder of Him For Her, a social enterprise whose aim is to change for-profit boards of directors to include the world’s most talented women. She has served in this capacity since May 2018. Prior to that, Ms. Mangan held positions at Snagajob, serving as its COO from February 2017 to April 2018 and its Chief Product and Marketing Officer from May 2016 to February 2017. From May 2014 to October 2015, Ms. Mangan was SVP of Product at OpenTable.

Ms. Mangan currently serves on the board of ChowNow, an online food ordering system and marketing platform.

Sonya E. Medina
Age: 44 Director since 2015 Committees: Compensation, Corporate Governance & Nominating

Key Experience and Skills

Ms. Medina has extensive experience in the area of brand management and communications, multi-cultural communities, corporate social responsibility, and diversity, equity, and inclusion.

Professional Experience

Ms. Medina is a public affairs and communications strategist. Prior to becoming a consultant, she served as Vice President of Community and External Affairs for Silver Eagle Distributors, the nation’s largest distributor of Anheuser-Busch products from 2009 to 2013. Ms. Medina served as a White House commission officer in the capacity of Deputy Assistant to the President for Domestic Policy and Director of Projects to the First Lady from 2001 to 2006 and again in 2008, and as Director of the AT&T Global Foundation from 2006 to 2008.

She is active in community and civic affairs, specifically in the area of collaborative partnerships and women and girl leadership issues.  She currently serves on the Next Gen Board Leaders Advisory Council.

Shaquille R. O’Neal
Age: 48 Director since 2019

Key Experience and Skills

Mr. O’Neal brings an entrepreneurial background and creative marketing skills to the Board.

Professional Experience

Mr. O’Neal’s business career includes success in broadcasting, endorsements, music, television and gaming.  He has served as an analyst on Inside the NBA since 2011.  He has been an investor in franchised and other restaurants since 2010, and actively operates Big Chicken, a fast casual fried chicken restaurant in Las Vegas and Shaquille’s, a fine dining restaurant in Los Angeles.  Mr. O’Neal is considered to be one of the most dominant basketball players in NBA history, drafted by the Orlando Magic with the first overall pick in the 1992 NBA draft. His NBA career spanned from 1992 until 2011.

He serves on the national board of directors of Communities In Schools, a non-profit devoted to empowering students to stay in school and achieve in life.

2020 Proxy Statement     13

ITEM 1. ELECTION OF DIRECTORS

Anthony M. Sanfilippo
Age: 61 Director since 2019 Committees: Compensation (Chairman), Corporate Governance & Nominating

Key Experience and Skills

Mr. Sanfilippo brings extensive operational, strategic and senior leadership experience in the hospitality industry, including casinos, hotels, restaurants and entertainment businesses.

Professional Experience

Mr. Sanfilippo is the co-founder of Sorelle Capital, Sorelle Entertainment and Sorelle Hospitality, a series of firms focused on investing in and helping entrepreneurs grow companies in hospitality sectors and related real estate ventures.

Mr. Sanfilippo most recently served as Chief Executive Officer and a member of the board of directors of Pinnacle Entertainment, Inc., a publicly traded gaming hospitality company with 16 casino locations in ten states across the U.S. from March 2010 until its October 2018 sale to Penn National Gaming. He served as Pinnacle’s chairman of the board from May 2017 until its sale. Prior to joining Pinnacle, Mr. Sanfilippo served as president, Chief Executive Officer and a board member of Multimedia Games Inc., a publicly traded creator and supplier of comprehensive technology systems, content and electronic gaming devices for various segments of the gaming industry. Prior to joining Multimedia Games, he served as division president at Harrah's Entertainment, Inc., currently known as Caesars Entertainment, Inc., including serving as president and chief operating officer for Harrah’s New Orleans and a board member of Jazz Casino Corporation. Mr. Sanfilippo also serves on the board of Tivity Health, Inc.

Mr. Sanfilippo was initially appointed to the Board, and has been selected as a director nominee, pursuant to the Governance Agreement.

14     2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Jeffrey C. Smith
Age: 47 Director since 2019 Chairman of the Board

Key Experience and Skills

Mr. Smith brings extensive experience to the Board as an active change agent investor, having worked with more than 50 different public companies to improve operations, strategy and corporate governance for the benefit of stockholders, including oversight of successful restaurant turnaround and board transformation.

Professional Experience

Mr. Smith is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies, which he founded in April 2011, with a spin-off of the existing Value and Opportunity Fund. He currently serves as Chairman of our Board of Directors.  From January 1998 to April 2011, Mr. Smith was at Ramius LLC, a subsidiary of the Cowen Group, Inc., where he was a Partner and Managing Director and the Chief Investment Officer of the funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development and a director of The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale.

Mr. Smith has served as chairman of the board of Advance Auto Parts, Inc. since May 2016. Mr. Smith previously served as chairman of the board of Darden Restaurants, Inc. from October 2014 to April 2016.  Mr. Smith was formerly on the boards of Perrigo Company plc from February 2017 to August 2019; Yahoo! Inc from April 2016 to June 2017; Quantum Corporation from May 2013 to May 2015; Office Depot, Inc. from August 2013 to September 2014; Regis Corporation from October 2011 until October 2013; and Surmodics, Inc. from January 2011 to August 2012. Mr. Smith also previously served as chairman of the board of directors of Phoenix Technologies Ltd.; and as a director of Zoran Corporation, Actel Corporation, S1 Corporation, Kensey Nash Corporation, and the Fresh Juice Company, Inc.

Mr. Smith was initially appointed to the Board, and has been selected as a director nominee, pursuant to the Governance Agreement.

There are no family relationships among the Company’s directors and executive officers.

2020 Proxy Statement     15

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 24, 2020 (except as noted otherwise), with respect to the beneficial ownership of our capital stock by (i) each of the named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and current executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock or Series B Preferred Stock.

			Percent of
	Amount and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Outstanding
Marvin Boakye	4,519	(3)	*
Christopher L. Coleman	35,063		*
Michael R. Dubin	2,587		*
Olivia F. Kirtley	206,295	(4)	*
Laurette T. Koellner	29,220	(5)	*
Robert M. Lynch	68,461		*
Jocelyn C. Mangan	2,587		*
Sonya E. Medina	17,551		*
Michael R. Nettles	7,546	(6)	*
Shaquille R. O'Neal	2,587	(7)	*
Caroline Miller Oyler	67,434	(8)	*
Steven M. Ritchie	209,185	(9)	*
Anthony M. Sanfilippo	7,856	(10)	*
Jeffrey C. Smith	5,002,369	(11)	9.99(15)%
Joseph H. Smith	35,746	(12)	*
C. Max Wetzel	6,696		*
All 18 directors and current executive officers as a group	5,744,327	(13)	17.58%

*Represents less than one percent of class.

	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
	Amount and Nature of		Percent	Amount and Nature of	Percent
Other 5% Beneficial Owners	Beneficial Ownership(1)		Outstanding	Beneficial Ownership(1)	Outstanding
Starboard Value LP(14)
777 Third Avenue, 18th Floor
New York, NY 10017	4,995,003	(14)	9.99(15)%	250,000	99.0%
AllianceBernstein L.P.(16)
1345 Avenue of the Americas
New York, NY 10105	3,423,576		10.7%
T. Rowe Price Associates, Inc.(17)
100 E. Pratt Street
Baltimore, MD 21202	3,272,257		10.2%
BlackRock, Inc.(18)
55 East 52nd Street
New York, NY 10055	2,574,707		8.1%
Jackson Square Partners, LLC(19)
101 California Street, Suite 3750
San Francisco, CA 94111	2,587,767		8.1%
The Vanguard Group(20)
100 Vanguard Blvd.
Malvern, PA 19355	2,177,946		6.8%
John H. Schnatter(21)
11411 Park Road
Anchorage, KY 40223	1,946,106		6.1%
(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or

16     2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.

(2)

Includes the following shares subject to options exercisable within 60 days after February 24, 2020,  and time‑based restricted stock,  over which the named persons have sole voting power, and deferred stock units.

	Options		Director		Options		Director
	exercisable	Restricted	Deferred		exercisable	Restricted	Deferred
Name	within 60 days	Stock	Stock Units	Name	within 60 days	Stock	Stock Units
Marvin Boakye	2,517	2,002	—	Michael R. Nettles	7,546	—	—
Christopher L. Coleman	24,819	694	2,787	Shaquille R. O'Neal	—	—	2,587
Michael R. Dubin	—	—	2,587	Caroline Miller Oyler	37,559	19,606	—
Olivia F. Kirtley	35,316	972	2,787	Steven M. Ritchie	161,981	32,739	—
Laurette T. Koellner	16,867	694	2,787	Anthony M. Sanfilippo	—	—	2,985
Robert M. Lynch	—	68,461	—	Jeffrey C. Smith	—	—	4,777
Jocelyn C. Mangan	—	—	2,587	Joseph H. Smith	12,599	20,975	—
Sonya E. Medina	11,556	694	2,787	C. Max Wetzel	—	6,696	—
(3)	Mr. Boakye also holds units deemed invested in 56 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.
(4)

Ms. Kirtley also holds units deemed invested in 74,109 shares of common stock through a deferred compensation plan provided by the Company, 50,206 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 23,903 of which are not included in the shares reported.

(5)

Ms. Koellner also holds units deemed invested in 3,508 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.

(6)	Mr. Nettles’ last day of employment with the Company was November 30, 2019.
(7)

Mr. O’Neal also received a grant of 87,136 restricted stock units (“RSUs”) pursuant to his March 15, 2019 Endorsement Agreement as set forth in the Transactions with Related Persons section of this Proxy Statement. Mr. O’Neal received such RSUs as an agent of ABG-Shaq, LLC (“ABG-Shaq”), an entity affiliated with him, and has an obligation to deliver to ABG-Shaq any common stock issuable upon vesting of the RSUs. Mr. O’Neal disclaims any direct or indirect beneficial ownership of the RSUs and underlying common stock.

(8)	Includes 609 shares held in the Company’s 401(k) Plan.
(9)	Mr. Ritchie’s last day of employment with the Company was August 27, 2019.
(10)

Includes 3,000 shares held in a family trust over which Mr. Sanfilippo and his wife serve as trustees. Mr. Sanfilippo also holds units deemed invested in 2,181 shares of common stock through a deferred compensation plan provided by the Company, 1,871 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 310 of which are not included in the shares reported.

(11)

Includes shares of our common stock issuable upon conversion of 250,000 shares of Series B Preferred Stock directly held by Starboard Value and Opportunity Master Fund Ltd, (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard P Fund LP (“Starboard P LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”) and Starboard Value LP through a managed account (the “Starboard Value LP Account”, and all such entities collectively, the “Starboard Entities”). Mr. Smith, solely by virtue of his position as a member of the Management Committee of Starboard Value GP LLC ("Starboard Value GP"), the general partner of the investment manager of Starboard V&O Fund, and as a member and member of the Management Committee of Starboard Principal Co GP LLC ("Principal GP"), the general partner of the member of Starboard Value GP, may be deemed to beneficially own the securities directly and beneficially owned by Starboard V&O Fund. Mr. Smith, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the manager of Starboard S LLC, and as a member and member of the Management Committee of Principal GP, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the securities beneficially owned by Starboard S LLC. Mr. Smith, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the investment manager of Starboard C LP, and as a member and member of the Management Committee of Principal GP, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the securities beneficially owned by Starboard

2020 Proxy Statement     17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

C LP. Mr. Smith, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the investment manager of Starboard P LP, may be deemed to beneficially own the securities directly and beneficially owned by Starboard P LP. Mr. Smith, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the investment manager of Starboard L Master, and as a member and member of the Management Committee of Principal GP, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the securities beneficially owned by Starboard L Master. Mr. Smith, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of Starboard Value LP, and as a member and member of the Management Committee of Principal GP, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the securities held in the Starboard Value LP Account. Mr. Smith expressly disclaims beneficial ownership of the 250,000 shares of Series B Preferred Stock in total, except to the extent of his pecuniary interest therein. All information regarding the Starboard Entities is based on the Schedule 13D/A filed with the SEC on January 15, 2020.

Mr. Smith also holds units deemed invested in 2,585 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.

(12)

Includes 1,113 shares held in the Company’s 401(k) Plan. Joseph Smith also holds units deemed invested in 19,160 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported. Mr. Smith’s last day of employment with the Company was March 9, 2020.

(13)

Includes 331,126 shares subject to options exercisable within 60 days, 4,994,007 shares issuable upon conversion of Series B Convertible Preferred Stock, 171,539 shares of unvested restricted stock, 26,671 director deferred stock units and 58,170 shares which may be acquired within 60 days of termination of service under the deferred compensation plan, held by all directors and executive officers. Holders of director deferred stock units or units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of the shares represented by these units.

(14)

All information regarding Starboard Value LP is based on the Schedule 13D/A filed with the SEC on January 15, 2020. Starboard Value LP reported that it may be deemed to beneficially own 4,995,003 shares of common stock, over which it has sole dispositive and voting power. The Starboard Entities directly hold 250,000 shares of our Series B Preferred Stock that, as of February 24, 2020, were convertible into 4,994,007 shares of our common stock. According to the Schedule 13D/A, the beneficial ownership of our common stock by the Starboard Entities is as follows: (i) Starboard V&O Fund has sole voting and dispositive power over 2,581,902 shares; (ii) Starboard S LLC has sole voting and dispositive power over 423,731 shares; (iii) Starboard C LP has sole voting and dispositive power over 239,592 shares; (iv) Starboard P LP has sole voting and dispositive power over 777,786 shares; (v) Starboard Value P GP LLC has sole voting and dispositive power over 777,786 shares; (vi) Starboard L Master has sole voting and dispositive power over 225,928 shares; (vii) Starboard Value L LP has sole voting and dispositive power over 225,928 shares; (viii) Starboard Value R LP has sole voting and dispositive power over 1,017,378 shares; (ix) Starboard Value R GP LLC has sole voting and dispositive power over 1,243,306 shares; (x) Starboard Value GP has sole voting and dispositive power over 4,995,003 shares; (xi) Starboard Principal Co LP has sole voting and dispositive power over 4,995,003 shares; (xii) Principal GP has sole voting and dispositive power over 4,995,003 shares; (xiii) Jeffrey C. Smith has sole voting and dispositive power over 2,190.05 shares and shared voting and dispositive power over 4,995,003 shares; and (xiv) Peter A. Feld has shared voting and dispositive power over 4,995,003 shares. Each of the Starboard Entities and Messrs. Smith and Feld disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest therein.

(15)

Reflects a conversion limitation of 9.99% as set forth under the Certificate of Designation of Series B Convertible Preferred Stock, as filed with the Office of the Secretary of the State of Delaware on February 4, 2019. The 250,000 shares of Series B Preferred Stock held by certain funds affiliated with, or managed by, Starboard Value LP represent approximately 13.50% of the outstanding voting power on an as-converted basis.

(16)

All information regarding AllianceBernstein L.P. is based on an Amendment No. 1 to Schedule 13G filed with the SEC on February 18, 2020 by AllianceBernstein L.P. AllianceBernstein L.P. has sole power to vote 2,937,091 shares, sole dispositive power over 3,399,270 shares and shared dispositive power over 24,306 shares.

(17)

All information regarding T. Rowe Price Associates, Inc. is based on an Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole power to vote 769,215 shares and sole dispositive power over 3,272,257 shares.

(18)

All information regarding BlackRock Inc. and its affiliates is based on an Amendment to Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. BlackRock has sole power to vote 2,529,496 shares and has sole dispositive power over 2,574,707 shares.

18     2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(19)

All information regarding Jackson Square Partners, LLC is based on a Schedule 13G filed with the SEC on February 14, 2020 by Jackson Square Partners, LLC.  Jackson Square Partners has sole voting power over 1,988,406 shares, shared voting power over 272,540 shares, and sole dispositive power over 2,587,767 shares.

(20)

All information regarding The Vanguard Group is based on an Amendment No. 4 to Schedule 13G filed with the SEC on February 12, 2020.  The Vanguard Group has sole voting power over 43,133 shares, shared voting power over 3,200 shares, sole dispositive power of 2,133,913 shares, and shared dispositive power of 44,033 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,833 shares or 0.12% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,500 shares or 0.01% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(21)

All information regarding John H. Schnatter is based on an Amendment No. 37 to Schedule 13D/A filed with the SEC on February 13, 2020.  John H. Schnatter has sole voting power over 1,946,106 shares and sole dispositive power over 1,946,106 shares. The shares reported include 64,500 shares held in the John H. Schnatter Family Foundation in which Mr. Schnatter has voting power but no pecuniary interest.

2020 Proxy Statement     19

s
Executive Compensation — Compensation Discussion and Analysis

Introduction

This discussion and analysis explains the Company’s philosophy and program for compensating its executive officers as well as the compensation paid to its named executive officers (“NEOs”) for fiscal year 2019. The NEOs are:

•	Robert M. Lynch, President and Chief Executive Officer;
•	C. Max Wetzel, Chief Commercial and Marketing Officer;
•	Caroline Miller Oyler, Chief Legal and Risk Officer;
•	Marvin Boakye, Chief People and Diversity Officer;
•	Steven M. Ritchie, Former President and Chief Executive Officer;
•	Joseph H. Smith, Former Chief Financial Officer;[1] and
•	Michael R. Nettles, Former Executive Vice President, Chief Operating and Growth Officer.

1Mr. Smith departed the Company on March 9, 2020, and served as the Company’s Chief Financial Officer as of December 29, 2019.

Executive Summary

Our executive compensation program is focused on financial, strategic and operational goals established by the Board of Directors, with the objective of creating value for our stockholders. Our guiding compensation principle is to pay for performance, supporting our goal of growing stockholder value by delivering on our Better Ingredients. Better Pizza. brand promise. Our compensation program is designed to motivate, measure, and reward the achievement of our strategic goals without encouraging excessive or unnecessary risk taking.

The Company incurred significant challenges in 2018 and 2019. A turnaround, through changes in management and a focus on innovation began in 2019. Progress in the turnaround is evidenced by positive comparable sales results in the third and fourth quarters of 2019, reversing a declining sales trend since the fourth quarter of 2017. We also began to strengthen our senior management team and streamline general and administrative expenses. Major changes to our executive compensation program supporting the new leadership structure are intended to align our leadership with stockholders, with a focus on delivering long-term stockholder value.

•	Executive Leadership Changes. 2019 saw significant strategic changes in our leadership team:
o	Mr. Lynch became the Company’s President and Chief Executive Officer in August 2019;
o

Mr. Boakye became the Company’s first Chief People Officer in January 2019, and Mr. Wetzel was named the Company’s first Chief Commercial and Marketing Officer in November 2019, along with other key changes to strengthen the Company’s senior management (“Executive Leadership Team”);

o	We began a search for a new Chief Financial Officer in late 2019.

We believe the quality and experience of the new leaders who have joined us, along with the direction provided to longer term leaders, will position us to build a culture throughout the Company with a focus on operational excellence in all that we do. We also believe the leaders we have in place will enhance our culture through actions that will reflect an inclusive and diverse team at Papa John’s. We will continue to focus on improving unit-level profitability; establishing our pizza and other food products as high quality in the marketplace via commercial platforms; and leveraging our technology infrastructure to position our business operations for success.

•

Below-target and forfeited incentive payouts. We performed below-target on each of the annual performance goals of our annual cash incentive plan, which we refer to as our Management Incentive Plan (“MIP”).  The MIP results on the operating income and sales metrics were between threshold and target performance, as described

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

further below, reflecting the rigor of our plan and also progress on our operational and financial goals, and yielding an overall payout on the MIP of 40.5% of target.

Our performance-based restricted stock units (“performance-based units”) for the three-year period ending at 2019 fiscal year end were forfeited due to a failure to achieve the threshold performance metric under these awards.

•

Improvements to 2019 pay. Beginning in 2019, we increased the proportion of performance-based awards in our annual long-term equity incentive grants to 50% of the award, and changed the performance criteria of these awards to relative total stockholder return (“TSR”). This strengthens the performance basis of our pay and further aligns the interests of our executives with those of our stockholders. For 2020, 60% of the long-term annual equity incentive for our Executive Leadership Team will be performance-based, and we capped our MIP payouts at 200%.

Elements and Analysis of 2019 Executive Compensation

In 2019, the Compensation Committee continued its practice of providing to its NEOs the following components of executive compensation, collectively referred to as “total direct compensation”:

Pay Component	Description	2019 Actions and Payments
Base Salary	Fixed cash compensation. The smallest component of total direct compensation.	Salaries for Mr. Lynch, Mr. Wetzel and Mr. Boakye were set by the Compensation Committee when each executive joined the Company in 2019. No other NEO received a compensation increase in 2019.
Annual Cash Incentive Compensation (Under MIP)	Provides an annual cash payout to the NEOs and others within the Company based upon achievement of pre‑established performance goals.	2019 NEO payouts under the MIP were 30% of base salary, other than for Mr. Lynch, whose 2019 cash incentive payment was set at a floor of 110% of base salary under his employment agreement.
Long-term Compensation • Stock Options – 25% • Restricted Stock – 25% • Performance-based units -50%	Time-based Restricted Stock: 3- Year Ratable Vesting Performance-based units earned based on relative TSR over three years.	Performance-based units granted in 2017 were forfeited due to below-threshold performance for the 2017-2019 period.

Governance Aspects of Our Executive Compensation Program

Consistent with stockholder interests and market best practices, our executive compensation program includes the following sound governance features:

•	Discontinued the use of employment agreements for all executives other than the CEO.
•	No “single trigger” change of control payments.
•	No guaranteed bonus or base pay increases, other than sign-on payments and inducements for newly recruited executives.
•	No repricing or cash buyouts of underwater stock options or granting of discount-priced stock options.
•	Multi-year vesting and performance periods for annual equity grants.
•

“Claw back” of certain performance-based compensation in the event the Company is required to prepare an accounting restatement to the extent that the restatement indicates that the performance goals were not achieved.

•

Risk mitigation features including robust stock ownership requirements, multiple performance metrics to deter excessive focus on a singular performance goal in the annual MIP, as well as an annual risk assessment by the Compensation Committee.

•

The Compensation Committee engages an independent compensation consultant, which provides no other services to the Company. The Committee received advice from its independent consultant in structuring pay packages for new executives in 2019, including the CEO, that reflect the Company’s pay-for-performance philosophy.

2020 Proxy Statement     21

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•	No dividends or dividend equivalent rights paid out on unexercised stock options or unearned performance-based units.
•	No hedging or pledging of Company stock by executive officers or directors.
•	Limited perquisites.

Tying Pay to Performance

The Compensation Committee aligns the majority of NEO compensation to short- and long-term performance objectives.  While salary is a fixed element of compensation, increases in salary are not guaranteed, and all other elements of compensation are tied to Papa John’s overall performance.

In 2019, the Committee applied our pay-for-performance philosophy by:

•	Setting rigorous, objective performance goals under the annual cash incentive award, the MIP.
•

Granting performance-based units that are tied to meaningful performance drivers measured over a three-year period. Payouts under these awards are also subject to a threshold achievement of relative TSR based on a comparator group of 23 companies in the S&P 1500 restaurant category.

•	The performance-based units granted for the three-year period ending at 2019 fiscal year end were forfeited due to below-threshold performance.
•

Granting stock option and restricted stock awards that typically vest over three years, tying executive compensation to long-term service and the creation of long-term stockholder value. Award levels are tied to individual performance and individual success in driving results.

Consistent with our pay-for-performance compensation philosophy, executives with the greatest potential to impact the Company’s success by achieving the Company’s strategic and performance objectives receive a greater proportion of “at-risk” or variable compensation. Eighty-three percent of Mr. Lynch’s compensation at target (without consideration of sign-on awards) and 62% of our other current NEOs’ compensation was tied to specific performance objectives or appreciation in our stock price.

RESTRICTED STOCK
26%
SALARY
17%
ANNUAL INCENTIVE
19%
PERFORMANCE BASED UNITS
38%

Mr. Lynch Variable Compensation at Target 83%

PERFORMANCE BASED UNITS
13%
STOCK OPTIONS
6%
RESTRICTED STOCK
15%
SALARY
38%
ANNUAL INCENTIVE
28%

Average NEO Variable Compensation at Target 62%

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Focus on our Long Term Success

Stock ownership by our executive officers is a key consideration of our executive compensation philosophy. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.

The ownership guidelines for our current NEOs are:

Ownership Guideline
Executive Officer	as a Multiple of Base Salary (x)
Chief Executive Officer	5.0x
All other Executive Officers	3.0x

NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level. In 2019, we strengthened our equity ownership program by instituting an additional equity holding requirement. The equity holding requirement applies when ownership requirements have not been met, in which case all equity acquired upon vesting of awards, net of taxes, must be held until the executive achieves the applicable ownership level.

Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. Sources of ownership for measurement purposes include:

•	stock personally or otherwise beneficially owned directly or indirectly;
•	stock equivalent units held in our nonqualified deferred compensation plan;
•	stock held in a 401(k) account or other qualified retirement account, such as an IRA; and
•	unvested restricted stock (excluding performance-based units).

The Compensation Committee reviews the Stock Ownership Guidelines on an annual basis. As of December 29, 2019, all current NEOs were in compliance with the guidelines.

Compensation of Chief Executive Officer and Other NEOs

Chief Executive Officer Appointment

The Compensation Committee structured Mr. Lynch’s compensation to create alignment between our strategic goals and stockholder interests. The compensation for Mr. Lynch was structured based on a competitive compensation analysis of CEO pay for Papa John’s peer group (as discussed in “Competitive Compensation,” below). In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Lynch on August 26, 2019 (the “Employment Agreement”). The Employment Agreement has a three-year term and automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 180 days prior to expiration.

Performance-based compensation.  Most of Mr. Lynch’s total direct compensation package is performance-based, tied to specific performance objectives or the value of our stock price.  The Employment Agreement provides for a minimum annual base salary of $900,000, an annual short-term cash incentive opportunity with a target set at 110% of base salary (which was fixed at 100% of target for 2019), and annual equity awards opportunities applicable to the Company’s other executive officers. During the term of the Employment Agreement, base salary increases, and the amount, performance criteria and terms of bonus awards and equity awards are at the discretion of the Compensation Committee. The Employment Agreement set Mr. Lynch’s initial annual equity awards to be granted in fiscal year 2020 under the Company’s long-term incentive program at a target grant-date fair value of $3.4 million, made in the same allocation of grant types as awarded to other executive officers of the Company. For 2020, Mr. Lynch’s equity awards will consist of 60% performance-based units and 40% time-based restricted stock.

Sign-on and make-whole awards.  As part of his Employment Agreement, Mr. Lynch was granted sign-on compensation intended to partially replace the value of his equity awards and other compensation forfeited from his prior employer, consisting of (i) a $3 million sign-on cash bonus, which is subject to claw-back provisions, and (ii) restricted stock with a grant-date fair value of $3 million, one-third of which will vest on the second anniversary of the grant date, and two-thirds of which will vest on the third anniversary of the grant date. Mr. Lynch is also entitled to relocation benefits consistent with Company policy for executive officers, plus an additional $165,000 payment to cover relocation and moving expenses. Relocation benefits will be “grossed-up” to cover applicable taxes.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Former Chief Executive Officer.  Mr. Ritchie’s compensation was unchanged during his period as Chief Executive Officer during 2019.

Compensation of Other NEOs

The members of the Company’s Executive Leadership Team did not receive compensation increases in 2019.

New Executive Leadership

On November 6, 2019, the Company appointed Mr. Wetzel to serve as its first Chief Commercial and Marketing Officer. The Compensation Committee approved an annual base salary of $500,000 for Mr. Wetzel, an annual short-term cash incentive target of 75% of base salary, and the value of annual long-term incentive of $475,000 commencing with the Company’s 2020 long term incentive grant. In addition, Mr. Wetzel was granted sign-on compensation intended to partially replace the value of his equity awards and other compensation forfeited from his prior employer, consisting of (i) a $400,000 sign-on cash bonus, paid on November 29, 2019, which is subject to claw-back provisions, and (ii) restricted stock with a grant-date fair value of $400,000, granted on Mr. Wetzel’s first day of employment on November 18, 2019, one-third of which will vest on the first anniversary of the grant date, and two-thirds of which will vest on the second anniversary of the grant date. Mr. Wetzel also received an initial $25,000 relocation lump sum in December 2019 plus relocation benefits consistent with Company policy for executive officers.

On January 19, 2019, the Company appointed Mr. Boakye to serve as Chief People Officer. The Compensation Committee approved an annual base salary of $375,000 for Mr. Boakye, an annual short-term incentive target of 75% of base salary, and the value of annual long-term incentive of $350,000.

Management Transitions and Separation Arrangements

On September 6, 2019, Mr. Ritchie and the Company entered into an Agreement and Release (the “Release”) relating to his separation from the Company. Under the terms of the Release and subject to Mr. Ritchie’s continued compliance with, among other things, his confidentiality and non-competition requirements and a general release of claims in favor of the Company, Mr. Ritchie is entitled to severance benefits consistent with a termination without cause under his employment agreement with the Company, including continuation of his base salary for a period of eighteen (18) months; payment of a pro-rated portion of his annual bonus under the MIP for the period from December 31, 2018 through the date of Mr. Ritchie’s separation based on the achievement of the applicable performance metrics; six (6) months of additional service credit for time-based equity awards from and after the end of service with the Company; payment for credited and unused vacation days under the Company’s existing policies; and executive outplacement services.  In addition, on September 6, 2019, the Company and Mr. Ritchie entered into a consulting agreement pursuant to which Mr. Ritchie will be available to provide consulting services in order to assist with transition matters through April 30, 2020, related to his former role in the Company and to assist with franchisee relations and other matters as requested by the Board or the Company. Mr. Ritchie is paid a retainer of $1,000 per month plus $250 per hour for services performed under the arrangement, and during the term of the consulting agreement Mr. Ritchie will be deemed to continue in service with the Company for purposes of the vesting of his existing equity awards.

On November 6, 2019, the Company also announced the departure of Mr. Nettles, Executive Vice President, Chief Operating and Growth Officer, following the Company’s elimination of the position of Chief Operating and Growth Officer. The Compensation Committee determined to treat Mr. Nettles’ departure as a termination without cause under his employment agreement, dated as of February 1, 2017. As a condition to his receipt of the benefits under his employment agreement, Mr. Nettles signed the Company’s standard form of separation agreement, which includes a waiver and full release of claims against the Company. Mr. Nettles received severance benefits consistent with a termination without cause under his employment agreement with the Company, including continuation of his base salary for a period of nine (9) months; payment of a pro-rated portion of his annual incentive cash opportunity under the MIP for the period from December 31, 2018 through his date of separation based on the achievement of the applicable performance metrics; six (6) months of additional service credit for time-based equity awards from and after the end of service with the Company; payment for credited and unused vacation days under the Company’s existing policies; and executive outplacement services.

On November 6, 2019, the Company announced the departure of Joseph H. Smith, IV, Chief Financial Officer of the Company. Mr. Smith’s last day with the Company was March 9, 2020. Mr. Smith had served in his current role since April 2018, and has been with the Company since 2000. The Compensation Committee determined to treat Mr. Smith’s departure as a termination without cause under his employment agreement, dated as of May 3, 2018. As a condition to his receipt of the benefits under his employment agreement, Mr. Smith signed the Company’s standard form of separation agreement, which includes a waiver and full release of claims against the Company. Mr. Smith will receive severance benefits consistent with a termination without cause under his employment agreement with the Company, including continuation of his base salary for a period of nine (9) months; payment of a pro-rated portion of his annual incentive cash opportunity under the MIP

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

for the period from December 30, 2019 through his date of separation, subject to the achievement of the applicable performance metrics; pro-rated vesting of his 2019 performance-based unit award, subject to the achievement of the applicable performance metrics at the end of the performance period; six (6) months of additional service credit for time-based equity awards from and after the end of service with the Company; payment for credited and unused vacation days under the Company’s existing policies; and executive outplacement services.

Stockholder Input/Say‑on‑Pay Vote

The Company considers input from stockholders, including the results of the annual advisory vote on executive compensation (“say‑on-pay proposal”), in determining compensation for our NEOs. At our 2019 annual meeting of stockholders, approximately 97% of the votes cast on the say-on-pay proposal were in favor. Stockholders’ overwhelming support of our executive compensation program was one of many factors the Committee considered in determining compensation for our NEOs. The Compensation Committee will continue to consider the outcome of the Company’s say‑on‑pay votes when making future compensation decisions for the NEOs.

We also engaged broadly with our stockholders since last year’s annual meeting of stockholders. This engagement has covered a range of topics, including the significant challenges facing our business, governance and board composition.  We are committed to continuing to seek feedback from stockholders.

Competitive Compensation

Market pay levels and practices, including those of a self-selected peer group, are among many factors the Compensation Committee considers in making compensation decisions. The market review is intended to provide an external framework on the range and reasonableness of compensation and to ensure we can provide competitive compensation needed to attract and retain the caliber of leadership critical to success. The Compensation Committee reviews market data for all pay elements but does not target NEO compensation with respect to a specific benchmark, such as “median” or “50th percentile.” The Compensation Committee believes that dependence solely on benchmark data can detract from the focus on the performance of the individual NEO and his or her relation to Company performance.

The Compensation Committee periodically reviews compensation practices of its self-selected peer group, developed in consultation with FW Cook, its independent compensation consultant. This peer group, listed below, was used in 2019 compensation decisions. In 2019, the Compensation Committee added one additional company, Bloomin’ Brands, to the peer group. The Committee believes the companies in the peer group share many characteristics with the Company, including a common industry, similar market capitalization and other financial criteria, and are an appropriate group of comparable companies with which we compete for executive talent.

COMPETITIVE PEER GROUP
BJ's Restaurants, Inc.	Cracker Barrel Old Country Store, Inc.	Jack in the Box Inc.
Bloomin' Brands	Denny’s Corp.	Red Robin Gourmet Burgers, Inc.
Brinker International, Inc.	Dine Brands Global, Inc.	Sonic Corp.
The Cheesecake Factory, Inc.	Domino’s Pizza, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Dunkin' Brands Group, Inc.	The Wendy’s Company

Role of Compensation Consultant

The Compensation Committee directly retained FW Cook as its independent compensation consultant. FW Cook reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee regularly reviews and assesses FW Cook’s independence pursuant to SEC and NASDAQ rules and has determined that the firm is independent and has no conflicts of interest with the Company. The Committee seeks input from FW Cook on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis.

Role of the CEO in Compensation Decisions

In making 2019 compensation decisions, the Compensation Committee requested input from the CEO, who reviewed the performance of the NEOs and other executives (other than himself), provided recommendations to the Committee on NEO and other executives’ compensation, and provided perspective on the performance of the management team (other than himself). Our former Chief Financial Officer also supported the Compensation Committee’s executive compensation process

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

in 2019 and regularly attended portions of Committee meetings at the invitation of the Committee. The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO present, and in accordance with NASDAQ rules, neither Mr. Lynch nor Mr. Ritchie was present when his compensation was being discussed or approved.

The Committee’s determination of each NEO’s compensation was based on a qualitative and quantitative review and assessment of many factors, including the individual’s performance, experience, scope of responsibilities, leadership and leadership development, and the importance of the NEO to the successful execution of our strategies.

The Compensation Committee believes NEO compensation is appropriate given the Company’s business and relative size.  Actual total cash compensation paid was dependent on the achievement of specific performance goals, discussed in detail below.  The ultimate value of long‑term equity awards will depend on future stock performance, and in the case of performance‑based units, the achievement of performance goals.

The Role of Cash Compensation

Base Salary

Annual base salary increases are typically considered each year and upon organizational changes that may occur throughout the year. No executive officer has a guaranteed salary increase. The analysis for adjustments to base salary compensation takes into account all of the factors described under “Elements and Analysis of 2019 Executive Compensation” above. Adjustments to base salary typically occur during the first quarter each year. Base salaries for Mr. Lynch, Mr. Boakye and Mr. Wetzel were set by the Compensation Committee when they joined Papa John’s in 2019. There were no other NEO salary adjustments in 2019.

Short-Term Cash Incentive Compensation

In 2019, our short‑term incentive program consisted of the MIP, which provides an annual cash payout to the NEOs and others within the Company based upon achievement of pre‑established performance goals. Similar to prior years, we again included a 150% of target award limit on our non‑income metrics, which were net unit development (North America and International) and comparable sales (North America and International) (in each case, as defined and calculated in the table below). The Company believes the plan design with built‑in limits prevents paying excessive awards when our post-MIP operating income does not meet our objectives for the full year, and is an important element in mitigating risk of focusing on short‑term performance. For 2019, all payments on our non-income metrics were below the 150% threshold; therefore, no amounts were retained in the pool for additional award payments to the NEOs or any other participant.

Overall payout under the 2019 MIP was capped at an individual level of 300% of annual base salary. For 2020, the MIP will be capped at 200% of target.

In 2019, performance metrics and the target and actual results of the MIP included:

						Actual
						Payout
Metric	Definition	Target		2019 Budget	Actual Results	Percentage	Weighting
Post-MIP Operating Income	Consolidated corporate operating income net of non-controlling interests.	$92,300,000	(1)	$83,800,000	$79,822,000	59%	45%
Net Development	Global system-wide store openings less store closings.	164 units	(1)	151 units	92 units (1)	0%	20%
North America Comparable Sales	North America system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth.	3.00%		(1.00)	(2.18)%	47%	25%
International Comparable Sales	International system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth.	4.10%		3.20	1.09%	23%	10%
(1)

Any payout under the MIP is subject to threshold levels in each performance metric. For 2019, the threshold levels were: Post-MIP Operating Income,  $67.0 million; Global Net Development,  104 units;  North America Comparable Sales, -4.0% and International Comparable Sales, 0.2%.

Performance targets for each performance metric were set by the Committee with consideration of stockholder value creation as well as the Company’s targets contained in the annual budget and operating plan. As shown in the table above, performance at levels above those set in the Company’s 2019 budget would have been necessary to achieve target payout.

26     2020 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

In 2019, in recognition of challenges facing the Company’s business, the Committee set the “Post-MIP Operating Income” performance target excluding certain special charges of $30 million, and the Compensation Committee approved the exclusion of these items from the MIP payout, along with other special items to be identified in the earnings press release at year-end, such as refranchising gains or losses. Actual special charges excluded from the calculation of the Post-MIP Operating Income metric, net of excluded refranchising gains, totaled $56.1 million, including: incremental royalty relief,  additional contributions to our National Marketing Fund, professional fees and legal costs that culminated in the Starboard investment, a one-time mark-to-market adjustment related to the increase in the fair value of the Starboard option to purchase Series B preferred stock in late March 2019, severance costs for our former CEO and the cost of termination of a license agreement for intellectual property no longer being utilized, and gains associated with the refranchising of 46 restaurants, primarily located in Georgia and South Florida. Post-MIP Operating Income excluding special charges is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of special charges and refranchising gains. See Annex A to this Proxy Statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

In 2019, the MIP awards (expressed as a percentage of base salary and an actual dollar amount) for each current NEO were as follows:

		Target
		Short-Term	Target	Actual
		Incentive	Short-Term	Short-Term		Actual
		Award	Incentive	Incentive		Award
		(% of Base	Award	Award		(% of 2019
Named Executive Officer	Title	Salary)	$ (1)	$		Base Salary)
Robert M. Lynch	President and Chief Executive Officer	110%	990,000	990,000	(1)	110	%(1)
Joseph H. Smith	Former Chief Financial Officer	75%	333,750	135,236		30%
Caroline Miller Oyler	Chief Legal and Risk Officer	75%	318,750	129,158		30%
C. Max Wetzel	Chief Commercial and Marketing Officer	75%	375,000	17,533	(2)	30	%(2)
Marvin Boakye	Chief People and Diversity Officer	75%	281,250	106,762	(2)	30	%(2)
Steven M. Ritchie	Former President and Chief Executive Officer	75%	675,000	179,585	(2)	30	%(2)
Michael R. Nettles	Former EVP and Chief Operating and Growth Officer	75%	450,000	167,312	(2)	30	%(2)
(1)	Mr. Lynch’s Employment Agreement provides for a MIP target of 110% of base salary (which was fixed, for 2019 only, at a minimum of 100% of target).
(2)	Reflects pro‑rated annualized incentive for period of service during 2019.

Except for Mr. Lynch  (as agreed to as an incentive in the hiring of Mr. Lynch for 2019 only), each NEO’s actual annual incentive award payment in the table above is determined by formula based on the Company’s achievement of the pre‑established performance targets derived from the Board‑approved annual budget and operating plan. By tying the targets to the budget and operating plan, we believe that the plan rewards performance, and payments will generally correlate to our operating results in a given year. Actual 2019 results for all metrics produced an aggregate payout of 40.5% of target.

The Role of Equity Awards

Our long‑term incentive compensation program for executive officers consists of stock options, time‑vested restricted stock and performance‑based units. For 2020, the program will no longer include stock options.

Stock Options and Time‑Vested Restricted Stock. We awarded stock options in 2019 because they provided a performance‑based element, as their value only increases if the market price of our common stock increases over time. In addition, stock options and restricted stock provide long‑term compensation to our NEOs in the form of additional equity, helping to build a culture of ownership. Finally, we believed the stock options and restricted stock awards were a strong executive retention tool and align the interests of our executives with the interests of stockholders. The options and time-vested restricted stock awarded in 2019 have a three‑year graded vesting schedule (i.e., one‑third vests per year), and the stock options have a ten‑year term.

The determination of the annual grant value levels is a function of a number of factors considered by the Compensation Committee, including market competitiveness, level of position within the organization, significance of the individual to the Company’s strategy and success, and the level of “total direct compensation” deemed to be appropriate for the NEO.

2020 Proxy Statement     27

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

In February 2019, our Compensation Committee approved the annual grant of stock options and time‑based restricted stock to each NEO then employed by the Company in accordance with our equity grant practices policy, with the effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on February 28, 2019, two days after the release of our fourth quarter and full‑year 2018 earnings.

Total Shareholder Return Plan and Awards. Beginning in February 2019, the Compensation Committee determined that it was appropriate to change the performance goals embedded in the Company’s performance-based units to more directly align our NEO’s performance incentives with the returns experienced by our stockholders. Accordingly, the Committee adopted a new Total Shareholder Return Plan (“TSRP”), for the Company’s long-term, performance-based restricted stock incentive. The perfomance-based unit awards made under the TSRP in 2019 had new underlying performance goals, replacing the goals of the performance-based units that the Compensation Committee had awarded in previous years. We believe this plan drives our long-term strategic and financial priorities.

Description of TSRP

The TSRP measures the TSR (which is generally the change in the trading price of a share of common stock plus dividends paid) on our common stock from February 28, 2019 to January 31, 2022 (the “Performance Period”) relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee (the “TSR Peer Group”) over the same Performance Period.

As of the beginning of the Performance Period, participants are awarded performance-based units denominated in the number of shares earned if target performance is achieved (“Target TSR Shares”). The number of Target TSR Shares received by the NEOs were as follows: Ms. Oyler, 4,243 shares, Mr. Boakye, 3,960 shares, Mr. Ritchie, 19,514 shares, Mr. Smith, 5,374 shares and Mr. Nettles, 7,919 shares. If an executive is terminated without cause prior to the end of the Performance Period, the executive receives a pro rata payout based upon achievement of the award’s performance element, provided at least twelve months of service have been provided during the Performance Period. The grant for Mr. Nettles was forfeited because he had not provided the minimum 12 months of service during the Performance Period when his service terminated. Neither Mr. Lynch nor Mr. Wetzel received a grant under this plan during 2019 due to the timing of the commencement of their employment with the Company. No dividends paid by the Company on its common stock during the Performance Period will be paid to or be accrued for holders of Target TSR Shares but will result in the delivery of additional shares to holders of Target TSR Shares only and to the extent an award is earned. The increase in shares will be determined using the dollar value of the dividends paid on Company common stock and the trading price of Company common stock on the ex-dividend date.

Target TSR Shares will vest and be converted into shares of our common stock at the end of the Performance Period if the TSR of our common stock is equal to the 55th percentile of the TSR of the TSR Peer Group. If the TSR of our common stock is less than the 25th percentile of the TSR of the TSR Peer Group, all Target TSR Shares will be forfeited. If the TSR of our common stock is equal to or greater than the 80th percentile of the TSR Peer Group, 150% of the Target TSR Shares will be earned. No more than 150% of the Target TSR Shares will be earned even if the TSR on our common stock exceeds the 80th percentile of the TSR of the TSR Peer Group. If the relative TSR of our common stock is between the 25th and 80th percentiles, the number of shares of common stock earned will be determined using straight-line interpolation.

Individuals who are awarded Target TSR Shares are subject to the Company’s claw-back provisions as well as certain restrictive covenants that survive the Performance Period.

28     2020 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The TSR Peer Group

The TSR Peer Group group is comprised of 23 companies, listed below, and includes all of the companies listed in the S&P 1500 Restaurants Sub-Industry GICS code. The TSR Peer Group represents a broader group outside our immediate peer group in which we compete for business and investment capital as well as executive talent:

TSR PEER GROUP
BJ's Restaurants, Inc.	Domino’s Pizza, Inc.	Shake Shack
Brinker International, Inc.	Dunkin' Brands Group, Inc.	Starbucks Corporation
Chipotle Mexican Grill, Inc.	El Pollo Loco Holdings	Texas Roadhouse, Inc.
Chuy's Holdings	Fiesta Restaurant Group	The Cheesecake Factory, Inc.
Cracker Barrel Old Country Store, Inc.	Jack in the Box Inc.	The Wendy’s Company
Darden Restaurants	McDonald's Corporation	Wingstop Inc.
Dave & Buster's Entertainment	Red Robin Gourmet Burgers, Inc.	YUM! Brands, Inc.
Dine Brands Global, Inc.	Ruth's Hospitality Group

Performance‑based Units.  Prior to the 2019 equity grant, we utilized performance‑based units based on differing performance criteria to encourage focus on the Company’s long‑term strategic goals, motivate and retain our Executive Leadership Team and align interests with the Company’s stockholders. For each grant of performance-based units in 2017 and 2018, a compounded annual EPS growth rate is required over the applicable three‑year period and a threshold level with respect to achievement of each other performance goal must be attained for the performance-based units to vest. Achievement of these metrics beyond the targets established by the Compensation Committee results in increasing payouts above the target award (calculated on a straight-line basis).

In February 2018, the Committee approved a grant of performance‑based units to Mr. Ritchie and Mr. Nettles with the grant date value of $100,000, to Ms. Oyler of $50,000, and to Mr. Smith of $40,000, in each case, covering the three‑year performance period (2018-2020) that will cliff vest on March 1, 2021 if the performance targets are achieved at the end of the three‑year period. In May 2018, the Committee approved a grant of additional performance-based units to Ms. Oyler of $50,000 and to Mr. Smith of $60,000 that will vest if the pre-established performance targets are achieved at the end of the three-year period. If targets are achieved at the end of the performance period, Mr. Ritchie’s and Mr. Smith’s awards will be prorated based upon actual performance and period of service.

The 2018 target performance metrics and the two-year results as of fiscal year‑end 2019 included:

				2-Year
				Results at
Metric	Definition	Target		FYE 2019		Weighting
3-Year Cumulative North America Comparable Sales	3-year cumulative North America same-store, year-over-year sales, an industry standard to measure company growth	6.5%		(2.2)%		30%
3-Year Cumulative International Comparable Sales	3-year cumulative international same-store, year-over-year sales, an industry standard to measure company growth	15.0%		1.1%		20%
Number of Global Units at End of 2020	North America and international system-wide store openings less store closings	6,000	units	5,395	units	50%

The 2018 performance-based units have a three-year compounded annual EPS growth rate target of 10%. The two-year compounded annual EPS growth rate was -38% at fiscal year-end 2019. As a result, at fiscal year-end 2019, the 2018 performance-based units were tracking below threshold.

In February 2017, the Committee approved a grant of performance‑based units to Mr. Ritchie and Mr. Nettles with the grant date value of $100,000 and to Ms. Oyler with the grant date value of $50,000, covering the three‑year performance period (2017‑2019) that were scheduled to vest in February 2020. However, the performance targets were not achieved at the end of the three-year period, and the 2017 performance-based units yielded no award payout and were forfeited.  Actual

2020 Proxy Statement     29

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

achievement of the following performance metrics against the pre-established Company performance targets for the three-year period was:

				3-Year
				Results at
Metric	Definition	Target		FYE 2019		Weighting
3-Year Cumulative North America Comparable Sales	3-year cumulative North America same-store, year-over-year sales, an industry standard to measure company growth	11.0%		(9.4)%		30%
3-Year Cumulative International Comparable Sales	3-year cumulative international same-store, year-over-year sales, an industry standard to measure company growth	17.3%		3.8%		20%
Number of Global Units at End of 2019	North America and international system-wide store openings less store closings	5,951	units	5,395	units	50%

The 2017 performance-based units also had a three-year compounded annual EPS growth rate target of 4%. The three-year compounded annual EPS growth rate was -144% at fiscal year-end 2019. As a result, at fiscal year-end 2019, the 2017 performance-based units were tracking below threshold.

Tax and Accounting Policies

Deductibility of compensation expense under Code Section 162(m) of the Internal Revenue Code has not been a material consideration for our Compensation Committee based on the levels and types of compensation we pay. Code Section 162(m) limits the U.S. federal income tax deduction for compensation paid to our NEOs. Commencing with our 2018 fiscal year, the maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Code Section 162(m) is $1,000,000 per officer. For years prior to 2018, we also were permitted to receive a tax deduction for “performance-based” compensation as defined under Code Section 162(m) without regard to the $1,000,000 limitation. However, U.S. tax legislation enacted in December, 2017 eliminated the performance-based exception. These new rules became effective starting in 2018 for us, except that certain equity awards (such as stock options) that we granted in 2017 and earlier may still be able to qualify as performance-based compensation. To the extent that in 2018 or any later year, the aggregate amount of any covered officer’s salary, bonus, and amount realized from option exercises and vesting of restricted stock, performance based units or other equity awards, and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000 in any year, we will not be entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year. The Committee will continue to consider tax implications in making compensation decisions and, when believed to be in the best long-term interests of our stockholders, we may provide compensation that is not fully deductible.

We expense the cost of employee stock‑based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification “Compensation — Stock Compensation” (which we refer to as the ASC Stock Compensation Topic). We recorded stock‑based compensation expense of $15.3 million in 2019, $9.9 million in 2018, and $10.4 million in 2017. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10‑K for the year ended December 29, 2019 and in this Proxy Statement.

COMPENSATION COMMITTEE

Anthony M. Sanfilippo, Chairman

Christopher L. Coleman

Sonya E. Medina

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

30     2020 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

									Change
									in Pension
									Value and
									Non-qualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
		Salary		Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)(1)	($)(2)	($)(3)	($)(4)		($)	($)(5)	($)
Robert M. Lynch	2019	311,538		3,990,000	2,999,961	—	—		—	—	7,301,499
President and Chief Executive Officer
Joseph H. Smith	2019	445,000		—	356,291	118,755	135,236		—	5,880	1,061,162
Former Chief Financial Officer	2018	338,255		—	1,177,643	187,516	12,512		—	4,125	1,720,051
Caroline Miller Oyler	2019	425,000		—	281,299	93,750	129,158		—	5,880	935,087
Chief Legal and Risk Officer	2018	404,818		—	1,137,598	187,520	14,872		—	4,125	1,748,933
C. Max Wetzel	2019	57,692		400,000	400,019	—	17,533		—	25,000	900,244
Chief Commercial & Marketing Officer
Marvin Boakye	2019	351,305		—	262,539	87,505	106,762		—	39,187	847,298
Chief People and Diversity Officer
Steven M. Ritchie	2019	590,934	(6)	—	1,293,805	431,257	179,585	(6)	—	1,440,000	3,935,581
Former President and Chief Executive Officer	2018	900,000		—	3,762,673	962,523	25,062		—	—	5,650,258
	2017	820,377		—	700,108	600,008	137,645		—	8,100	2,266,238
Michael R. Nettles	2019	550,549	(6)	—	525,035	175,010	167,312	(6)	—	507,693	1,925,599
Former Chief Operating and Growth Officer	2018	402,885		—	1,650,178	350,024	16,226		—	—	2,419,313
(1)

Amounts in this column represent (a) for Mr. Lynch, (i) sign-on compensation consisting of a $3 million sign-on cash bonus, paid on September 10, 2019, which is subject to certain claw-back provisions as described in the Employment Agreement, and (ii) payment of his cash incentive opportunity with a target set at 110% of base salary, which was fixed at 100% of target for 2019 pursuant to the Employment Agreement; and (b) for Mr. Wetzel,  sign-on compensation consisting of a $400,000 sign-on cash bonus, paid on November 29, 2019, which is subject to claw-back provisions.

(2)

Amounts in this column reflect the aggregate grant date fair value for each respective fiscal year related to both time-based restricted stock and performance-based units granted in 2019, 2018, and 2017. All fair values were computed in accordance with the applicable Accounting Standards Codification (ASC) Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 23 to the Company’s audited financial statements for the fiscal year ended December 29, 2019 and Footnote 20 to the Company’s audited financial statements for the fiscal years ended December 30, 2018, and December 31, 2017, included in the Company’s Annual Report on Form 10-K. For 2019, amounts reported include the value of performance-based units based on the probable outcome of performance conditions at 100% at the grant date resulting in a $237,500 value at the grant date for Mr. Smith, $187,500 value at the grant date for Ms. Oyler, $175,000 value at the grant date for Mr. Boakye, $862,500 value at the grant date for Mr. Ritchie, and $350,000 value at the grant date for Mr. Nettles. In addition, the amounts in this column for 2019 include sign-on compensation granted to Messrs. Lynch and Wetzel intended to partially replace the value of equity awards forfeited from their prior employers, consisting of (a) restricted stock with a grant date fair value of $3 million for Mr. Lynch,  which was granted on August 26, 2019 and (b) restricted stock with a grant date fair value of $400,000 for Mr. Wetzel, which was granted on November 28, 2019. For 2018 and 2017, amounts reported include the value of performance-based units based on the probable outcome of performance conditions at 100% at the grant date resulting in a $100,000 value at the grant date for each NEO other than Messrs. Lynch, Wetzel and Boakye.

(3)

Amounts in this column reflect the aggregate grant date fair value for each respective fiscal year related to stock options granted in 2019, 2018, and 2017, respectively, computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 23 to the Company’s audited financial statements for the fiscal year ended December 29, 2019 and Footnote 20 to the Company’s audited financial statements for the fiscal years ended December 30, 2018, and December 31, 2017, respectively, included in the Company’s respective Annual Reports on Form 10-K.

(4)

Amounts in this column for 2019, 2018, and 2017 include payments earned by each NEO pursuant to the 2019, 2018, and 2017 Management Incentive Plans, or MIPs, based on corporate performance metrics for 2019, 2018 and 2017. For the year ended December 29, 2019, the MIP to the extent not deferred by the executive was paid in February, 2020. For 2018 and 2017, amounts also include payments under the Quality Service Incentive Plan (“QSIP”) which was discontinued for 2019.

Amounts in the table above for 2018 include a $10,651 payment for Mr. Smith and a $10,604 payment for Ms. Oyler, Mr. Ritchie and Mr. Nettles under the QSIP.

Amounts in the table above for 2017 include a $6,826 payment under the QSIP for Mr. Ritchie.

2020 Proxy Statement     31

EXECUTIVE COMPENSATION

(5)	Amounts in this column are set out in the table below:

		Company Matching
		Contributions to Deferred	Lump Sum	Severance
Name	Year	Compensation Plan ($)	Relocation ($)	Payments ($)
Robert M. Lynch	2019	—	—	—
Joseph H. Smith	2019	5,880	—	—
	2018	4,125	—	—
Caroline Miller Oyler	2019	5,880	—	—
	2018	4,125	—	—
C. Max Wetzel	2019	—	25,000	—
Marvin Boakye	2019	—	39,187	—
Steven M. Ritchie	2019	—	—	1,440,000
	2018	—	—	—
	2017	8,100	—	—
Michael R. Nettles	2019	—	—	507,693
	2018	—	—	—

As described below, on August  26, 2019, Mr. Ritchie separated from the Company. The amount reported for Mr. Ritchie includes an accrued cash severance payment equivalent to eighteen months base salary, which is being paid in periodic installments in accordance with the Company’s regular payroll practices, and payment of $90,000 for accrued vacation.

As described below, on November 30, 2019, Mr. Nettles separated from the Company. The amount reported for Mr. Nettles includes an accrued cash severance payment equivalent to nine months’ base salary, which is being paid in periodic installments in accordance with the Company’s regular payroll practices, and payment of $57,693 for accrued vacation.

(6)Reflects the pro-rated amount received by the NEO for the time served in his position during 2019.

32     2020 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan‑Based Awards

The following table presents information with respect to the grants of plan‑based awards made by the Company to each of the NEOs during the fiscal year ended December 29, 2019.

									All Other		All Other
									Stock		Option		Grant
		Date of							Awards:		Awards:		Date Fair
		Compensation	Estimated Future Payouts			Estimated Future Payouts			Number		Number of	Exercise or	Value of
		Committee	Under Non‑Equity Incentive Plan			Under Equity Incentive Plan			of Shares		Securities	Base Price	Stock and
		Meeting at	Awards(1)			Awards(2)			of Stock or		Underlying	of Option	Option
		Which Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Grant Date	Was Approved	($)	($)	($)	(#)	(#)	(#)	(#)(3)		(#)(4)	($/Sh)	($)(5)
Robert M. Lynch	8/26/2019	8/25/2019	—	990,000	2,700,000	—	—	—	—		—	—	—
	8/26/2019	8/25/2019	—	—	—	—	—	—	68,461	(i)	—	—	2,999,961
Joseph H. Smith	1/1/2019	—	—	333,750	1,335,000	—	—	—	—		—	—	—
	2/28/2019	2/28/2019	—	—	—	1,791	5,374	8,061	—		—	—	237,531
	2/28/2019	2/28/2019	—	—	—	—	—	—	2,717	(ii)	—	—	118,760
	2/28/2019	2/28/2019	—	—	—	—	—	—	—		10,249	43.71	118,755
Caroline Miller Oyler	1/1/2019	—	—	318,750	1,275,000	—	—	—	—		—	—	—
	2/28/2019	2/28/2019	—	—	—	1,414	4,243	6,364	—		—	—	187,541
	2/28/2019	2/28/2019	—	—	—	—	—	—	2,145	(ii)	—	—	93,758
	2/28/2019	2/28/2019	—	—	—	—	—	—	—		8,091	43.71	93,750
C. Max Wetzel	11/18/2019	—	—	45,000	180,000	—	—	—	—		—	—	—
	11/18/2019	10/8/2019	—	—	—	—	—	—	6,696	(iii)	—	—	400,019
Marvin Boakye	1/1/2019	—	—	281,250	1,125,000	—	—	—	—		—	—	—
	2/28/2019	2/28/2019	—	—	—	1,320	3,960	5,940	—		—	—	175,032
	2/28/2019	2/28/2019	—	—	—	—	—	—	2,002	(ii)	—	—	87,507
	2/28/2019	2/28/2019	—	—	—	—	—	—	—		7,552	43.71	87,505
Steven M. Ritchie	1/1/2019	—	—	675,000	2,700,000	—	—	—	—		—	—	—
	2/28/2019	2/28/2019	—	—	—	6,505	19,514	29,271	—		—	—	862,519
	2/28/2019	2/28/2019	—	—	—	—	—	—	9,867	(ii)	—	—	431,287
	2/28/2019	2/28/2019	—	—	—	—	—	—	—		37,219	43.71	431,257
Michael R. Nettles	1/1/2019	—	—	450,000	1,800,000	—	—	—	—		—	—	—
	2/28/2019	2/28/2019	—	—	—	2,640	7,919	11,878	—		—	—	350,020
	2/28/2019	2/28/2019	—	—	—	—	—	—	4,004	(ii)	—	—	175,015
	2/28/2019	2/28/2019	—	—	—	—	—	—	—		15,104	43.71	175,010
(1)

Amounts in these columns represent plan awards pursuant to our annual MIP, for the period commencing December 31, 2018. For the actual amounts paid to the NEOs pursuant to the MIP during 2019, see the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table above. Amounts for Mr. Wetzel are prorated based upon his November 18, 2019 start date.

(2)

Amounts in this column represent grants of performance-based units.  The 2019 performance-based units vest date is February 28, 2022, subject to achievement of performance conditions. The final award payout is interpolated based on a sliding scale. The performance units have a threshold payout of 33% of target and a maximum payout of 150%.

(3)

Amounts in this column represent grants of time‑based restricted stock. At the time the Company pays dividends to holders of its common stock, recipients of time‑based restricted stock also receive dividends on the unvested and outstanding shares. The 2019 restricted stock grant vest dates are indicated as follows:

(i)	one-third on August 26, 2021 and two-thirds on August 26, 2022;
(ii)	one-third on each of February 28, 2020, 2021 and 2022; and
(iii)	one-third on November 18, 2020, and two-thirds on November 18, 2021.
(4)	Amounts in this column represent grants of stock options. The 2019 stock options vest one-third on each of February 28, 2020, 2021 and 2022.
(5)

Amounts in this column represent the full grant date fair value of each stock option award, time‑based restricted stock award and performance-based unit, as computed in accordance with the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

		Full Grant Date
		Fair Value
Equity Type	Grant Date	per Share ($)	Vesting
Stock Options	2/28/2019	11.5870	3-year graded
Time-Based Restricted Stock	2/28/2019	43.71	3-year graded
	8/26/2019	43.82	1/3 - 2 year; 2/3 - 3 year
	11/18/2019	59.74	1/3 - 1 year; 2/3 - 2 year
Performance-based Units	2/28/2019	44.20	3-year cliff

Assumptions used in the calculation of these amounts are included in Footnote 23 to the Company’s audited financial statements for the fiscal year ended December 29, 2019, included in the Company’s Annual Report on Form 10‑K.

2020 Proxy Statement     33

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth information with respect to the outstanding equity awards at 2019 fiscal year‑end for the NEOs.

	Option Awards					Stock Awards
											Equity
									Equity		Incentive Plan Awards:
						Number of		Market Value of	Incentive Plan Awards:		Market or Payout
	Number of Securities					Shares or		Shares or	Number of Unearned		Value of Unearned
	Underlying Unexercised			Option		Units of Stock		Units of Stock	Shares, Units or Other		Shares, Units or Other
	Options			Exercise	Option	That		That	Rights That Have Not		Rights That Have Not
	Exercisable	Unexercisable		Price	Expiration	Have Not Vested		Have Not Vested	Vested		Vested
Name	(#)	(#)(1)		($)	Date	(#)(2)		($)(3)	(#)(2)		($)(3)
Robert M. Lynch	—	—		—	—	68,461	(i)	4,412,996	—		—
Joseph H. Smith	523	—		63.92	2/26/2025	—		—	—		—
	1,775	—		59.03	2/25/2026	—		—	—		—
	1,258	629	(i)	78.77	2/23/2027	—		—	—		—
	810	1,621	(ii)	60.04	3/1/2028	—		—	—		—
	2,569	5,138	(iii)	56.69	5/10/2028	—		—	—		—
	809	1,618	(iv)	55.40	11/8/2028	—		—	—		—
	—	10,249	(v)	43.71	2/28/2029	—		—	—		—
	—	—		—	—	159	(ii)	10,249	—		—
	—	—		—	—	417	(iii)	26,880	—		—
	—	—		—	—	1,324	(iv)	85,345	—		—
	—	—		—	—	452	(v)	29,136	—		—
	—	—		—	—	16,065	(vi)	1,035,550	—		—
	—	—		—	—	2,717	(vii)	175,138	—		—
	—	—		—	—	—		—	667	(x)(xiii)	42,995
	—	—		—	—	—		—	1,059	(x)(xiii)	68,263
	—	—		—	—	—		—	5,374	(xi)(xiii)	346,408
Caroline Miller Oyler	6,418	—		26.01	2/28/2023	—		—	—		—
	3,708	—		50.59	2/27/2024	—		—	—		—
	4,144	—		63.92	2/26/2025	—		—	—		—
	1,514	—		72.51	8/6/2025	—		—	—		—
	6,920	—		59.03	2/25/2026	—		—	—		—
	3,270	1,635	(i)	78.77	2/23/2027	—		—	—		—
	1,080	2,161	(ii)	60.04	3/1/2028	—		—	—		—
	2,106	4,213	(ii)	60.04	3/1/2028	—		—	—		—
	342	686	(iii)	56.69	5/10/2028	—		—	—		—
	539	1,079	(iv)	55.40	11/8/2028	—		—	—		—
	—	8,091	(v)	43.71	2/28/2029	—		—	—		—
	—	—		—	—	413	(ii)	26,622	—		—
	—	—		—	—	556	(iii)	35,840	—		—
	—	—		—	—	1,083	(iii)	69,810	—		—
	—	—		—	—	177	(iv)	11,409	—		—
	—	—		—	—	302	(v)	19,467	—		—
	—	—		—	—	15,343	(vi)	989,010	—		—
	—	—		—	—	2,145	(vii)	138,267	—		—
	—	—		—	—	—		—	635	(ii)(xiii)	0
	—	—		—	—	—		—	833	(x)(xiii)	53,695
	—	—		—	—	—		—	882	(x)(xiii)	56,854
	—	—		—	—	—		—	4,243	(xi)(xiii)	273,504
C. Max Wetzel	—	—		—	—	6,696	(viii)	431,624	—		—
Marvin Boakye	—	7,552	(v)	43.71	2/28/2029	—		—	—		—
	—	—		—	—	2,002	(vii)	129,049	—		—
	—	—		—	—	—		—	3,960	(xi)(xiii)	255,262
Steven M. Ritchie	4,618	—		41.15	8/7/2024	—		—	—		—
	9,428	—		41.15	8/7/2024	—		—	—		—
	17,759	—		63.92	2/26/2025	—		—	—		—
	12,689	—		72.51	8/6/2025	—		—	—		—
	1,377	—		72.51	8/6/2025	—		—	—		—
	31,935	—		59.03	2/25/2026	—		—	—		—
	20,122	10,061	(i)	78.77	2/23/2027	—		—	—		—
	3,240	6,482	(ii)	60.04	3/1/2028	—		—	—		—
	17,552	35,106	(ii)	60.04	3/1/2028	—		—	—		—
	—	37,219	(v)	43.71	2/28/2029	—		—	—		—
	—	—		—	—	2,540	(ii)	163,728	—		—
	—	—		—	—	1,666	(iii)	107,390	—		—
	—	—		—	—	9,022	(iii)	581,558	—		—
	—	—		—	—	12,184	(ix)	785,381	—		—
	—	—		—	—	9,867	(vii)	636,027	—		—
	—	—		—	—	—		—	1,270	(ii)(xiii)	0
	—	—		—	—	—		—	1,666	(x)(xiii)	107,390
	—	—		—	—	—		—	24,369	(ix)	1,570,826
	—	—		—	—	—		—	19,514	(xi)(xiii)	1,257,872
Michael R. Nettles	7,546	—		78.77	2/23/2027	—		—	—		—
	—	—		—	—	—		—	5,416	(xii)	349,115
(1)	The vesting schedule is as follows:
(i)	all shares on February 23, 2020;
(ii)	one-half of the shares on each of March 1, 2020 and 2021;

34     2020 Proxy Statement

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(iii)	one-half of the shares on each of May 10, 2020 and 2021;
(iv)	one-half of the shares on each of November 8, 2020 and 2021; and
(v)	one-third of the shares on each of February 28, 2020, 2021 and 2022.
(2)	The vesting schedule is as follows:
(i)	one-third of the shares on August 26, 2021 and two-thirds of the shares on August 26, 2022;
(ii)	all shares on February 23, 2020;
(iii)	one-half of the shares on each of March 1, 2020 and 2021;
(iv)	one-half of the shares on each of May 10, 2020 and 2021;
(v)	one-half of the shares on each of November 8, 2020 and 2021;
(vi)	all shares on November 8, 2020;
(vii)	one-third of the shares on each of February 28, 2020, 2021 and 2022; and
(viii)	one-third of the shares on November 18, 2020 and two-thirds of the shares on November 18, 2021;
(ix)

time-based restricted stock will vest pro rata based on period of service and performance-based units will vest pro rata based on period of service and final performance results. Mr. Ritchie has a consulting agreement with the Company that terminates on April 30, 2020; his outstanding equity awards will continue to vest through that date.

(x)	all shares on March 1, 2021;
(xi)	all shares on February 28, 2022;
(xii)	Mr. Nettles’ employment terminated on November 30, 2019. His performance-based units will vest pro rata based on period of service and final performance results; and
(xiii)

In 2017, 2018 and 2019 we granted performance-based units to each of our named executive officers. The performance-based units vest subject to achievement of performance targets measured at the end of the three-year period ending at 2019 fiscal year end for the 2017 grant, ending at 2020 fiscal year end for the 2018 grant, and ending January 31, 2022 for the 2019 grant. The value of the 2017 performance-based units in the table above is based on the actual final performance at 0% of target, as certified by the Compensation Committee. The value of the 2018 and 2019 performance-based units in the table above is based on performance at 100% of target and the closing price of our common stock on December 29, 2019. Due to the contingent and uncertain nature of the ultimate performance of the Company for the 2018 and 2019 performance-based units over the three-year performance period ending at 2020 fiscal year-end and January 31, 2022, respectively, the ultimate value of the 2018 and 2019 performance-based units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement for the performance-based units are estimates based on the assumptions noted. The value of the 2018 performance-based units based on the estimated performance results at December 29, 2019 of 0% is $0 for each NEO. The value of the 2019 performance-based units based on the estimated performance results at December 29, 2019 of 150% is $182,744 for Mr. Smith, $410,256 for Ms. Oyler, $382,892 for Mr. Boakye, and $755,471 for Mr. Ritchie (pro-rated for period of service for Mr. Ritchie and Mr. Smith).

(3)	Value determined by multiplying the number of shares or units by the closing price of our common stock at 2019 fiscal year-end, $64.46.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options exercised and stock vesting by the NEOs during the 2019 fiscal year.

	Option Awards		Restricted Stock
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on Exercise	Acquired	on Vesting
Name	on Exercise	($)(1)	on Vesting	($)(2)
Robert M. Lynch	—	—	—	—
Joseph H. Smith	—	—	1,465	73,131
Caroline Miller Oyler	—	—	2,020	89,700
C. Max Wetzel	—	—	—	—
Marvin Boakye	—	—	—	—
Steven M. Ritchie	—	—	22,610	1,086,764
Michael R. Nettles	16,910	121,904	15,120	892,576
(1)

Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2)	Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

2020 Proxy Statement     35

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at Last
	Contributions	Contributions	Earnings in	Withdrawals/	Fiscal Year
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	End
Name	Year ($)(1)	Year ($)(2)	Year ($)	($)	($)(3)
Robert M. Lynch	—	—	—	—	—
Joseph H. Smith	69,409	5,880	584,021	—	1,800,617
Caroline Miller Oyler	42,500	5,880	109,827	—	548,900
C. Max Wetzel	—	—	—	—	—
Marvin Boakye	—	—	—	—	—
Steven M. Ritchie	—	—	108,235	—	537,404
Michael R. Nettles	—	—	—	—	—
(1)

Amounts in this column represent amounts disclosed in the Summary Compensation Table above, as follows: (i) for Mr. Smith, $35,600 of salary and $33,809 of 2019 incentive compensation; and (ii) for Ms. Oyler, $42,500 of salary.

(2)	Amounts in this column represent the value of matching contributions credited to the nonqualified deferred compensation plan in 2020 as a result of 2019 deferral elections.
(3)

Amounts in this column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements) or in Note (1) above.

Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management or highly compensated employees (as defined under ERISA) who are specifically designated as eligible to participate by our Chief Executive Officer or another officer authorized to make those determinations, including our NEOs.

Participants can defer up to 100% of their base salary and up to 100% of their short‑term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more publicly traded mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except our common stock) on any business day. Elections of deferral amounts may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan. We match the amounts deferred by the same discretionary match percentage announced, and with the same limitations, for the 401(k) Plan for the plan year.

36     2020 Proxy Statement

EXECUTIVE COMPENSATION

Change in Control and Termination Payments

The following table and notes describe the potential payments that each NEO would receive under various scenarios upon termination of employment or a change in control of the Company, calculated as if the separation event occurred on December 29, 2019. The actual amounts to be paid can only be determined at the time of the actual event. Actual payments upon termination for Messrs. Ritchie, Nettles and Smith are described in the corresponding sections below.

		Involuntary
	Change in Control	(Not for Cause)	Retirement	Death/Disability
Name	($)(1)(2)(3)(4)	Termination ($)(1)(4)(5)	($)	($)(4)
Robert M. Lynch
Cash Severance	3,780,000	2,835,000	—	0
Stock Options	—	—	—	—
Restricted Stock(6)	4,412,996	4,412,996	—	4,412,996
Performance-based Units(7)	—	—	—	—
Totals:	8,192,996	7,247,996		4,412,996
Caroline Miller Oyler
Cash Severance	850,000	318,750	—	0
Stock Options(8)	211,163	0	—	211,163
Restricted Stock(6)	1,290,425	535,714	—	1,290,425
Performance-based Units(7)	415,767	0	—	415,767
Totals:	2,767,355	854,464	—	1,917,355
C. Max Wetzel
Cash Severance	1,000,000	375,000	—	0
Stock Options	—	—	—	—
Restricted Stock(6)	431,624	0	—	431,624
Performance-based Units(7)	—	—	—	—
Totals:	1,431,624	375,000	—	431,624
Marvin Boakye
Cash Severance	750,000	281,250	—	0
Stock Options(8)	156,683	0	—	156,683
Restricted Stock(6)	129,049	0	—	129,049
Performance-based Units(7)	382,892	0	—	382,892
Totals:	1,418,624	281,250	—	668,624
(1)

Under Mr. Lynch’s Employment Agreement, upon termination without cause or resignation for good reason (each as defined in the Employment Agreement), not in connection with a change in control, Mr. Lynch would be entitled to receive the following benefits:

•

(a) if such termination or resignation occurs on or prior to August 26, 2021, severance equal to 1.5 times the sum of (i) his base salary and (ii) his target annual incentive opportunity; or (b) if such termination or resignation occurs after August 26, 2021, severance equal to 18 months of his base salary;

•	A pro rata portion of his annual incentive opportunity for the fiscal year in which the termination or resignation occurs based on actual full-year performance results;
•	reimbursement of his cost of COBRA medical and dental benefits for 18 months;
•	outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of 12 months; and
•	accelerated vesting of his sign-on equity award.

A notice of non-renewal of the Employment Agreement from the Company to Mr. Lynch will be treated as good reason under the Employment Agreement. Upon termination without cause or resignation for good reason in the 24 months after a change in control of the Company (a “double-trigger” event), Mr. Lynch would be entitled to the benefits described above, except that his severance would be equal to: (a) if such termination or resignation occurs on or prior to August 26, 2021, two times the sum of (i) his base salary and (ii) his target annual incentive opportunity; or (b) if such termination or resignation occurs after August 26, 2021, three times his base salary. The Employment Agreement provides for the reduction of change in control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after tax benefit than if payments were not reduced.

(2)

The Company adopted a Change of Control Severance Plan (the “Change of Control Severance Plan”), effective November 1, 2018. Under the Change of Control Severance Plan, upon the occurrence of any of certain termination events following a change-of-control of the Company (a “double-trigger” event), certain executive officers of the Company, including the NEOs, would be entitled to receive cash severance payments. Mr. Lynch does not participate in the Change of Control Severance Plan pursuant to the terms of his Employment Agreement. The payments are equivalent to 24 months of base salary for the other NEOs, plus a pro-rata portion of any quarterly or annual non-equity bonus payout earned by the executive under any non-equity incentive-based compensation plan then in effect (provided that any applicable performance measures are achieved). Such payments in connection with a change-of-control termination event will be paid solely in lieu of, and not in addition to, any other severance payments or benefits payable under any offer letter, employment agreement, severance plan or arrangement, or other program. The Change of Control Severance Plan has a term of 24 months.

2020 Proxy Statement     37

EXECUTIVE COMPENSATION

Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as cash severance are estimates of the “double trigger” cash severance payments that would be payable to the executive assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.

(3)

Under the terms of our 2018 Omnibus Incentive Plan (“2018 Plan”), upon a change of control in which awards are not assumed, all grantees of shares of restricted stock and options will be fully vested. The plan contains additional provisions in the event of a transaction in which awards are assumed. The amounts shown in this column assume that the awards are not assumed in the transaction and therefore are accelerated pursuant to the provisions of the Plan and the applicable award agreement.

(4)	Assumed stock values were calculated at $64.46 per share, the closing price of our common stock at fiscal year‑end.
(5)

Upon the termination of an NEO without “cause,” the Company’s Severance Pay Plan (the “Severance Plan”), effective May 1, 2012, provides nine months base salary, COBRA continuation benefits and pro rata portions of any annual incentive award payouts based upon service during the year employment terminates, and outplacement services upon a termination for the NEOs. Termination for cause under Mr. Lynch’s Employment Agreement and the Severance Plan is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non‑competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company. The amounts earned by the NEOs under the annual incentive award program, or the MIP, in 2019 are not included in the table above since those awards were earned and we do not consider those awards to be accelerated upon termination. The MIP payments for 2019 are disclosed in “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(6)

Under the 2018 Plan, if an NEOs employment is terminated for any reason other than death or disability prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions including vesting requirements, will immediately lapse. The table is intended to reflect projected potential payouts under Mr. Lynch’s Employment Agreement and our equity plans, other than those available generally on a nondiscriminatory basis to all salaried employees.

(7)

Under the terms of our plans, for performance-based units, the amount in the Change in Control column for 2017 performance-based units is based on the final actual performance results of zero as of December 29, 2019; for 2018 performance-based units, amount is based on the estimated performance results of zero as of December 29, 2019. For death and disability termination, 2017 performance-based units is based on final actual results of zero; 2018 performance-based units is based on the estimated performance results of zero. For 2019 performance-based units, no amounts are included under involuntary (not for cause) termination because no pro rata payout is applicable for these awards less than 12 months from the grant date. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance periods, the ultimate value of these awards at the end of the applicable performance period is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.

(8)

If an NEO is terminated for cause (as defined under our 2018 Plan), then all outstanding options under the 2018 Plan, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his personal representative within 90 days after the date of termination. In the event of an NEO’s death or disability while employed by the Company, all then outstanding options become fully vested and immediately exercisable and may be exercised at any time within one year after the date of death or determination of disability.

Separation of Steven Ritchie

Mr. Ritchie separated from the Company on August 26, 2019. In accordance with his employment agreement and the release signed by Mr. Ritchie, Mr. Ritchie received (or is entitled to receive) the following severance payments: (1) cash severance payments of $1,350,000, representing an amount equivalent to eighteen months’ base salary, which is being paid in periodic installments in accordance with the Company’s regular payroll practices; (2) a prorated annual incentive award under the MIP of $179,585 for 2019; (3) a cash payment of $90,000 for accrued vacation; (4) accelerated vesting, on his last day of employment, of 12,185 shares of time-based restricted stock awarded to Mr. Ritchie pursuant to his retention grant made on November 8, 2018, valued at  $642,393 on the vesting date; and (5) executive outplacement services. In addition, pursuant to his consulting agreement, Mr. Ritchie will be deemed to continue in service with the Company for purposes of the vesting of his existing equity awards through April 30, 2020. Based on fiscal year end values, the value of additional equity vesting of time-based and performance-based awards is estimated to be $2,562,140. See the Compensation Discussion and Analysis section of this Proxy Statement for more information about the terms of Mr. Ritchie’s separation.

Separation of Michael Nettles

Mr. Nettles separated from the Company on November 30, 2019. In accordance with his employment agreement, Mr. Nettles received (or is entitled to receive) the following severance payments: (1) cash severance payments of $450,000, representing an amount equivalent to nine months’ base salary, which is being paid in periodic installments in accordance with the Company’s regular payroll practices; (2) a prorated annual incentive award under the MIP of $167,312; (3) a cash payment of $57,693 for accrued vacation; (4) six months of additional service credit for time-based equity awards valued at $804,790 on his last date of employment; (5) accelerated vesting, on his last day of employment, of 8,123 shares of time-based restricted stock awarded to Mr. Nettles pursuant to his retention grant made on November 8, 2018, valued at

38     2020 Proxy Statement

EXECUTIVE COMPENSATION

$514,023 on the vesting date; and (6) executive outplacement services. See the Compensation Discussion and Analysis section of this Proxy Statement for more information about the terms of Mr. Nettles’ separation. Mr. Nettles will receive a pro rata portion of the November 8, 2018 performance-based retention grant, and based on fiscal year end values and performance to date, the value of additional equity vesting of performance-based awards is estimated to be $130,918.

Separation of Joseph Smith

Mr. Smith separated from the Company on March 9, 2020. In accordance with his employment agreement and the Release signed by Mr. Smith, Mr. Smith received (or is entitled to receive) the following severance payments: (1) cash severance payments of $333,750, representing an amount equivalent to nine months’ base salary, which will be paid in periodic installments in accordance with the Company’s regular payroll practices; (2) a prorated annual incentive award under the MIP for 2020, based upon actual performance; (3) a cash payment for accrued vacation; (4) six months of additional service credit for time-based equity awards valued at $733,361; and (5) executive outplacement services. Mr. Smith will receive a pro rata portion of the 2019 TSRP based on actual performance at the end of the Performance Period, with a fiscal year end value of $182,744. See the Compensation Discussion and Analysis section of this Proxy Statement for more information about the terms of Mr. Smith’s separation.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Mr. Lynch, our President and Chief Executive Officer.

For the fiscal year ending December 29, 2019, our last completed fiscal year:

•	The annual total compensation of the median compensation of all full-time, part-time, seasonal, and temporary employees of the Company (other than our CEO) was $7,598.
•	The annualized total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $7,889,961.

As a result, for fiscal 2019, the ratio of the annual total compensation of Mr. Lynch, our CEO, to the annual total compensation of the median compensation of all employees was 1,038 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.

Mr. Lynch’s fiscal 2019 total compensation as shown in the Summary Compensation Table included one-time sign-on awards as discussed in the Compensation Discussion and Analysis. Using Mr. Lynch’s 2020 target direct compensation of $5,290,000 as provided under his Employment Agreement, the ratio would have been 696 to 1, which the Company believes is a more accurate reflection of the relationship of the annual total compensation of our CEO to the median compensated employee.

To identify the median employee as of December 29, 2019, we used total cash compensation paid in 2019 as reported to the Internal Revenue Service on W-2, which includes base salary for salaried employees, base hourly compensation and overtime for hourly permanent employees, and any cash incentive compensation. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2019. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.

Based on total cash compensation, our median employee was identified as an hourly restaurant team member who worked for approximately four months.

As of our fiscal year-end, our U.S workforce used for determining the pay ratio was estimated to be 39,816 employees. As permitted by the de minimis exception under applicable SEC rules, we excluded all of our non-United States based employees, as they represented less than 5 percent of our total workforce. The excluded employees are located in the following countries: China (1 employee), Mexico (1 employee) and United Kingdom (145 employees). In total, we excluded 147 international employees or approximately 0.4% of our total workforce from the identification of the median employee as permitted by SEC rules.

We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, the pay ratio reported above should not be used as a

2020 Proxy Statement     39

EXECUTIVE COMPENSATION

basis for comparison between companies, as other companies might have different employment and compensation practices and might use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios.

Director Compensation

We pay four primary components of compensation to our non‑management directors: an annual cash retainer, committee retainer, committee chairman retainer, and equity awards. Board members may from time to time receive fees for service on ad hoc committees. In 2019, the Compensation Committee undertook an analysis of the Company’s compensation program for non-management directors, and with the advice of the Committee’s Compensation Consultant, FW Cook, approved changes to the director compensation program.

Beginning in 2019, director equity awards consist of deferred stock units that vest one year from grant, with pro rata vesting if the director departs the Board prior to the vesting date. The deferred stock units earn dividend equivalent rights on a reinvestment basis that will pay out in shares of our common stock, along with the full award, at the end of service on the Board.

Within five years of their election to the Board, all non‑management directors are required to hold five times the standard annual cash retainer for board service of $50,000, or $250,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased‑in ownership requirement of the policy.

Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director. The following table sets forth the types and amounts of compensation paid to our non‑management directors:

Retainer ($)
Annual retainer for service on the Board	50,000
Additional annual retainers:
for independent chairman	50,000
for Audit Committee chairman	20,000
for Compensation Committee chairman	12,000
for Corporate Governance & Nominating Committee chairman	12,000
for Audit Committee members	20,000
for Compensation Committee members	12,000
for Corporate Governance & Nominating Committee members	10,000
for Special Committee service	*

* Special Committee members were paid a monthly retainer of $12,500 in cash and a $2,500 fee per day in which a member of the Special Committee attended an in-person meeting with a third party at the request of the Special Committee or otherwise in connection with the Special Committee’s work. The Special Committee was dissolved after the completion of its work in April 2019.

Annual Equity Grant:(1)

Equity Grant Value ($)
Independent Chairman	200,000
Standard	125,000
(1)

The 2019 annual equity grants, awarded in deferred stock units, have a one-year vesting, with pro rata vesting if the director departs the Board prior to the vesting date. Awards will be settled in stock at the end of service on the Board. The equity grant award level is determined annually by the Board of Directors on the recommendation of the Compensation Committee. The equity grant value was established for one year of service commencing at the director’s election at the Annual Meeting. Prior to 2019, directors received compensation on a fiscal year basis and therefore the directors received an incremental pro-rata grant for the period from the beginning of the 2019 fiscal year to the date of the 2019 Annual Meeting; see footnote 1 in the table below.

Non‑management directors also receive reimbursement for reasonable out‑of‑pocket expenses incurred in connection with their Board or committee service, including director education.

40     2020 Proxy Statement

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to directors during 2019:

				Change in Pension
			Deferred	Value and Nonqualified
	Fees Earned or		Stock Unit	Deferred Compensation
Name	Paid in Cash ($)		Awards ($)(1)	Earnings ($)	Total ($)
Christopher L. Coleman	136,500		145,833	—	282,333
Michael R. Dubin	56,500		135,417	—	191,917
Olivia F. Kirtley	130,000		145,833	—	275,833
Laurette T. Koellner	141,000		145,833	—	286,833
Jocelyn C. Mangan	62,500		135,417	—	197,917
Sonya E. Medina	121,500		145,833	—	267,333
Shaquille O'Neal(2)	46,528		135,417	—	181,945
Anthony M. Sanfilippo	112,167		156,250	—	268,417
Mark S. Shapiro (3)	69,667		—	—	69,667
Jeffrey C. Smith	133,333		250,000	—	383,333
John H. Schnatter	300,000	(4)	—	—	300,000

(1)

The value of each Director’s award was pro-rated based on the time of service prior to the grant date of the 2019 award, May 9, 2019. The full grant date fair value of the 2019 deferred stock unit awards to non‑employee directors was $53.21 per share. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 23 to the Company’s audited financial statements for the fiscal year ended December 29, 2019, included in the Company’s Annual Report on Form 10‑K.

Prior to 2019, the Company awarded its directors equity in the form of time-based restricted stock.  The following chart sets forth unvested restricted awards and the unvested deferred stock units held by each director in the table below as of December 29, 2019.

	Number of	Number of
	Unvested	Unvested Deferred
Name	Restricted Shares	Stock Units
Christopher L. Coleman	959	2,778
Michael R. Dubin	—	2,579
Olivia F. Kirtley	1,343	2,778
Laurette T. Koellner	959	2,778
Jocelyn C. Mangan	—	2,579
Sonya E. Medina	959	2,778
Shaquille O'Neal	—	2,579
Anthony M. Sanfilippo	—	2,976
Mark S. Shapiro	—	—
Jeffrey C. Smith	—	4,762

Prior to 2019, the Company awarded its directors stock options. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 23 to the Company’s audited financial statements for the fiscal year ended December 29, 2019, included in the Company’s Annual Report on Form 10-K. The following chart sets forth vested and unvested option awards held by each director in the table below as of December 29, 2019.

	Number of	Number of
Name	Vested Options (4)	Unvested Options
Christopher L. Coleman	22,420	3,750
Michael R. Dubin	—	—
Olivia F. Kirtley	31,958	5,249
Laurette T. Koellner	14,468	3,750
Jocelyn C. Mangan	—	—
Sonya E. Medina	9,157	3,750
Shaquille R. O'Neal	—	—
Anthony M. Sanfilippo	—	—
Mark S. Shapiro	—	—
Jeffrey C. Smith	—	—
(2)

Mr. O’Neal also received a grant of 87,136 restricted stock units (“RSUs”) pursuant to the March 15, 2019 Endorsement Agreement and aggregate cash payments of $4.125 million over the three years of the Endorsement Agreement as set out in the Transactions with Related Persons section below, although Mr. O’Neal received such RSUs as an agent of ABG-Shaq, an entity affiliated with him, and has an obligation to deliver to ABG-Shaq any common stock issuable upon vesting of the RSUs.

(3)

Mr. Shapiro did not stand for re-election at the 2019 Annual Meeting. The Company accelerated the vesting of 959 unvested restricted shares at the end of Mr. Shapiro’s term of service as a director in April 2019.

(4)

Prior to July 2018, Mr. John Schnatter, who served as a non-independent director until his term as a director ended at the 2019 Annual Meeting, received compensation under the August 9, 2007 Agreement for Services as Founder (the “Founder Agreement”). Mr. Schnatter was also party to

2020 Proxy Statement     41

EXECUTIVE COMPENSATION

an Exclusive License Agreement (the “License Agreement”) with the Company until its termination in September, 2019. Under the Founder Agreement, the Company made annual grants of stock options to Mr. Schnatter with a minimum grant date fair value of $300,000, or such greater amount as was determined by the Compensation Committee. The Founder Agreement was terminated in July 2018. Under the License Agreement, the Company agreed that in exchange for the exclusive license grant, it would grant options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), and subject to termination provisions contained in the License Agreement, the term of the License Agreement continues for fifty (50) years following Mr. Schnatter’s death. Following the termination of both the Founder Agreement and the License Agreement, the Company made a cash payment to Mr. Schnatter of $300,000 in September, 2019 as required by the License Agreement.

In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain publicly‑available mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.

42     2020 Proxy Statement

Certain Relationships and Related Transactions

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non‑management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Under our written Related Person Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons (as defined in Item 404 of Regulation S‑K) that require the committee’s approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.

In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board has delegated to the Chairman of the Corporate Governance and Nominating Committee the authority to pre‑approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S‑K.

Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.

Procedures for Identifying Possible Related Person Transactions

On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. Once the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.

Transactions with Related Persons

This section describes certain transactions with related persons.

Franchise and Development Arrangements

The following table describes franchise and development arrangements during 2019 between the Company and entities in which the Company’s executive officers or directors, as well as their immediate family members, had an interest as of the end of the fiscal year and the amount of royalties paid to the Company from those entities during 2019. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non‑standard incentives or special consideration to these entities. These franchisees also purchase various food and other products from the Company’s commissary system and may purchase from or through

2020 Proxy Statement     43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

the Company certain goods and services needed to operate a Papa John’s restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity — Amounts Earned
Steven M. Ritchie (41.1%)

Northern Bay Pizza, LLC — Operated nine restaurants in Wisconsin. In 2019, royalties earned by the Company from this franchisee were $277,025 and incentive amounts earned by this franchisee were $2,803. Mr. Ritchie was an executive officer and director of the Company in 2019.  Northern Bay sold its nine stores as of January 27, 2020 and Mr. Ritchie is no longer a franchisee.

Shaquille O'Neal Revocable Trust (30%)

O'Neal Boyz, LLC — On May 27, 2019, Mr. O’Neal and the Company entered into a joint venture for the operation of nine Atlanta-area Papa John’s pizza restaurants that were previously Company-owned restaurants. The Company owns approximately 70% of the joint venture and Mr. O’Neal owns approximately 30% of the joint venture. Mr. O’Neal contributed approximately $840,000 representing his pro rata capital contribution.

Endorsement Agreement

On June 11, 2019, the Company and Papa John’s Marketing Fund (“PJMF”) entered into an Endorsement Agreement (the “Endorsement Agreement”), with an effective date of March 15, 2019, with ABG-Shaq, LLC (“ABG-Shaq”), an entity affiliated with Shaquille O’Neal, for the personal services of Mr. O’Neal. Pursuant to the Endorsement Agreement, the Company and PJMF received the right and license to use Mr. O’Neal’s name, nickname, initials, autograph, voice, video or film portrayals, photograph, likeness and certain other intellectual property rights (individually and collectively, the “Personality Rights”), in each case, solely as approved by ABG-Shaq, in connection with the advertising, promotion and sale of Papa John’s-branded products. Mr. O’Neal will also provide brand ambassador services related to appearances, social media and public relations matters, and will collaborate with the Company and PJMF to develop one or more co-branded products using the Personality Rights.

As consideration for the rights and services granted under the Endorsement Agreement, the Company and PJMF agreed to pay to ABG-Shaq aggregate cash payments of $4.125 million over the three years of the Endorsement Agreement. The Company and PJMF will also pay expenses related to the marketing and personal services provided by Mr. O’Neal. In addition, the Company agreed to grant 87,136 restricted stock units (the “RSUs”) to Mr. O’Neal (as agent of ABG) under the Company’s 2018 Omnibus Incentive Plan, with a grant-date fair value of $4,300,000. The RSUs will vest into an equivalent number of shares of the Company’s common stock according to the following vesting schedule: 31% (27,012) of the RSUs will vest on June 12, 2020; 33% (28,755) of the RSUs will vest on March 15, 2021; and 36% (31,369) of the RSUs will vest on March 15, 2022. Pursuant to the Endorsement Agreement, Mr. O’Neal has an obligation to deliver to ABG-Shaq any common stock issuable upon vesting of the RSUs.

The initial term of the Endorsement Agreement ends on March 15, 2022, with an option for a one-year extension upon the parties’ mutual agreement. The Endorsement Agreement also includes customary exclusivity, termination and indemnification clauses

Other Transactions

Melissa Ritchie, the wife of our former President and Chief Executive Officer, Steven M. Ritchie, worked in our research and development department until September 2019. Her annual compensation in fiscal 2019, including salary, bonus and the grant-date fair value of equity compensation, totaled approximately $184,000.

44     2020 Proxy Statement

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Audit Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered public accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Audit Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly consolidated financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the consolidated financial statements and complying with the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.

During 2019, among other matters, the Audit Committee:

•	reviewed the quality and integrity of the Company’s consolidated financial statements;
•

reviewed with management and the independent registered public accounting firm the Company’s critical accounting policies, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit;

•

discussed with management and the independent registered public accounting firm the effectiveness of the Company’s internal control over financial reporting, including the implementation and testing of certain controls designed to remediate prior year material weaknesses in the Company’s internal control over financial reporting;

•	reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;
•	oversaw the compliance program with respect to legal and regulatory requirements;
•

oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing risk areas with management and monitoring management’s responsibility to identify, assess, manage, and mitigate risks;

•

consistent with its duty to oversee the Company’s independent registered public accounting firm, the Audit Committee considered a change of auditors, and conducted a process to select a new independent registered public accounting firm for 2019, having previously conducted a comprehensive, competitive request for proposal process during 2017.  After a thorough review of the 2017 proposal received by Ernst & Young LLP (“EY”), and following in-person interviews and presentations by representatives of EY in 2019, the Audit Committee formally engaged EY as the independent registered public accounting firm for the fiscal year ending December 29, 2019. The Audit Committee also selected the lead EY partners for the audit; and

•	assessed the performance of EY. In the course of this assessment, the Committee considered:
o

EY’s performance, including the results of an internal survey of EY’s service, quality and professional reputation, and including the quality of communications with the Audit Committee and management and responsiveness to Company business requirements;

o	the value of EY’s services, with consideration of fees charged to the Company;
o	EY’s tenure as our independent auditor as well as its familiarity with our business and accounting policies; and
o	EY’s independence, integrity and objectivity.

As a result of its evaluation, the Audit Committee concluded that the selection of EY as the independent registered public accounting firm for fiscal year 2020 is in the best interest of the Company and its stockholders.

2020 Proxy Statement     45

AUDIT COMMITTEE REPORT

During 2019, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with EY the matters required to be discussed by the applicable standards of the Public Company Accounting Standards Board (“PCAOB”) and the SEC. The Audit Committee also discussed with EY matters relating to their independence from management and the Company, including the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that EY is independent from management and the Company and that all audit and non-audit services were pre-approved.

The Audit Committee discussed with EY and the Company’s internal audit management the overall scope and plans for its audit. The Audit Committee met with EY and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also met in separate executive sessions periodically with EY, the Senior Director of Internal Audit, the Chief Financial Officer and other members of management as needed. In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10‑K for the year ended December 29, 2019.

AUDIT COMMITTEE

Laurette T. Koellner, Chairman Olivia F. Kirtley Jocelyn C. Mangan

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

46     2020 Proxy Statement

Item 2. Ratification of the Selection of Independent Auditors

Change in our Certifying Accountant in 2019

The Audit Committee of the Board of Directors has selected EY as the Company’s independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 27, 2020. EY audited the Company’s consolidated financial statements in 2019 and previously from 1990 through 2017.

On June 12, 2019, the Audit Committee engaged EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 29, 2019.  EY replaced KPMG, the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2018. KPMG was notified of this decision on June 10, 2019.

KPMG’s audit report dated March 8, 2019, except for the restatement as to the effectiveness of internal control over financial reporting for the material weaknesses related to variable interest entity and consolidation matters, as to which the date is May 7, 2019, on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal year ended December 30, 2018 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal year ended December 30, 2018 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue from contracts with customers in 2018 due to the adoption of the new revenue standard.”

KPMG’s audit report dated March 8, 2019, except for the restatement as to the effectiveness of internal control over financial reporting for the material weaknesses related to variable interest entity and consolidation matters, as to which the date is May 7, 2019, on the effectiveness of internal control over financial reporting as of December 30, 2018 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 30, 2018 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states “Material weaknesses related to ineffective controls over not engaging appropriate technical expertise to evaluate variable interest entity and consolidation matters resulting in the failure to consolidate the Papa John’s Marketing Fund, Inc. (PJMF) which also resulted in not maintaining effective controls over financial reporting related to PJMF have been identified and included in management’s assessment.”

During the fiscal year ended December 30, 2018, and the subsequent interim period through June 10, 2019, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in internal control over financial reporting as of December 30, 2018 related to the consolidation of PJMF.  As previously disclosed in Part II, Item 9A, “Controls and Procedures,” of our Annual Report on Form 10-K/A for the fiscal year ended December 30, 2018, the material weaknesses related to the Company’s failure to (i) engage third-party technical expertise to augment internal resources to evaluate complex variable interest entity (“VIE”) consolidation matters related to PJMF and (ii) maintain the level of internal controls required under the COSO framework, which resulted in ineffective internal control over the financial reporting related to PJMF.  As disclosed in  our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, the material weaknesses have been fully remediated.

EY served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017, and in connection with such engagement, the Company consulted with EY regularly regarding accounting, auditing and financial reporting issues through and until EY issued its reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017.  Subsequently, during the fiscal year ended December 30, 2018 and the subsequent interim period through June 10, 2019, neither the Company nor anyone on its behalf has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

All audit and non-audit services provided by EY are and were pre-approved by the Audit Committee. In addition, the Audit Committee is responsible for audit fee negotiations with EY. EY has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of EY will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

2020 Proxy Statement     47

ITEM 2. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Audit and Non-Audit Fees

Fees paid to EY and KPMG for the 2019 and 2018 fiscal years, respectively, in each of the following categories, were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 29, 2019 ($)	December 30, 2018 ($)
Audit Fees	1,212,583	759,521
Audit-Related Fees	3,270	1,800
Tax Fees	142,334	9,674
All Other Fees	-	—
Total	1,358,187	770,995

Audit fees included fees associated with the annual audit of the consolidated financial statements and internal control over financial reporting, the reviews of our quarterly consolidated financial statements and audit services provided in connection with other regulatory filings and the statutory audits of certain subsidiaries. Audit-related fees included accounting research tools. Tax fees included tax compliance and consultation services.

The year over year increase in audit fees is largely attributable to 2019 procedures performed related to new accounting standards, remediation of the material weaknesses identified in 2018, and additions to the scope of the audit, including significant unusual items such as the Starboard investment.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

All audit‑related and tax services for 2019 and 2018 were pre‑approved by the Audit Committee, which concluded that the provision of those services by EY and KPMG, respectively, was compatible with the maintenance of the auditors’ independence. The Audit Committee has adopted a policy that requires pre‑approval of all services by the independent auditors. The Audit Committee reviews and pre‑approves all audit and permissible non‑audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre‑approves estimated fees for audit services. The policy also authorizes the Chairman of the Audit Committee to pre‑approve non‑audit services at or below $100,000, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately pre-approved by the Audit Committee.

Although stockholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions that the Audit Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY.

48     2020 Proxy Statement

Item 3. Advisory Approval of the Company’s Executive Compensation

We are providing our stockholders an opportunity to indicate whether they support our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

•	The Company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders.
•

The Company’s compensation program reflects an appropriate pay mix that utilizes multiple performance metrics and rewards achievement of both short‑term and long‑term operational and financial goals, while designed to mitigate risks.

•	A significant portion of the compensation of our named executive officers is variable or “at risk.”
•	Our executive officers must achieve and maintain a designated level of ownership in the Company’s stock.

Consistent with our pay for performance philosophy, a significant portion of NEO compensation is tied to Company performance.  See “Governance Aspects of Our Executive Compensation Program — Tying Pay to Performance” for more information on our “pay for performance” philosophy and our sound compensation governance practices.

At the 2019 Annual Meeting, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we submitted a proposal to stockholders for a non‑binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement for the 2019 Annual Meeting. Our stockholders approved this proposal with approximately 97% of the total votes cast voting in favor. We have adopted a policy of holding our say on pay vote annually as a good corporate governance practice. We are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. Unless the Board modifies its policy on the frequency of future say on pay votes, the next say on pay advisory vote will be at the 2021 Annual Meeting.

Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board highly values the views of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

2020 Proxy Statement     49

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

The Board has set February 24, 2020 as the record date (“Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the Annual Meeting. As of the Record Date, 32,284,636 shares of common stock were issued and outstanding and eligible to vote at the Annual Meeting and 252,530 shares of Series B Preferred Stock were issued and outstanding and entitled to 5,044,547 votes at the Annual Meeting, which number is equal to the number of whole shares of common stock into which shares of Series B Preferred Stock could be converted on the Record Date. Holders of Series B Preferred Stock are entitled to vote with the holders of our common stock as a single class on all matters submitted to a vote of the holders of common stock.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Holders of our Series B Preferred Stock are entitled to the number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series B Preferred Stock could be converted on the Record Date.

How many shares must be present to hold the Annual Meeting?

In accordance with the Company’s By-laws, shares equal to a majority of the voting power of the Company’s outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you participate electronically at the meeting; or
•	you have properly and timely submitted your proxy as described below under “How can I submit my proxy?”

Abstentions and broker “non‑votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non‑vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a brokerage account or by a bank, trust or other nominee, you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How can I submit voting instructions to my broker?”

How can I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

•	electronically, using the Internet;
•	over the telephone by calling a toll‑free number; or
•	by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company’s mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

50     2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How can I submit voting instructions to my broker?

If you hold your shares in street name, you must provide your voting instructions in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

How do I vote if I hold shares in the Papa John’s International, Inc. 401(k) Plan?

If you hold shares of the Company’s common stock in the Papa John’s International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan’s trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction. Participants in the Company’s 401(k) Plan may not vote their shares electronically during the Annual Meeting, as they must vote at least three days prior to the meeting.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Participating in the Annual Meeting

This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PZZA2020. To participate in the Annual Meeting, you will need the 16 digit control number included on your proxy card or Voter instruction form that accompanied your proxy materials. If you are a stockholder of record or a street name holder, you may vote your shares electronically at the Annual Meeting.  Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a participant in the Company’s 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company’s 401(k) Plan electronically at the Annual Meeting.

We will also make the Annual Meeting accessible to anyone who is interested, including team members and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/PZZA2020. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends a vote:

•	FOR each of the nominees for director;
•	FOR the ratification of the selection of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 27, 2020; and
•	FOR the advisory approval of the Company’s executive compensation.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the persons named as proxies on the proxy card in accordance with the Board’s recommendations.

If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.

Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

2020 Proxy Statement     51

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

•	by submitting a later‑dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;
•	by submitting a later‑dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;
•	by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or
•	by voting electronically at the Annual Meeting.

If you are a street name holder, you may change your vote only by voting electronically at the Annual Meeting and if you otherwise comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

If you are a participant in the Company’s 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan’s trustee.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director (with abstentions and broker non‑votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, and for the advisory approval of the Company’s executive compensation. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against these proposals and broker non-votes will have no effect on the outcome of these proposals.

If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee is permitted to vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee is not permitted to vote your shares at all.

What is householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver at your request only one copy of our fiscal 2019 Annual Report on Form 10-K and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also reduces waste.

Upon written or oral request, we will deliver a separate copy of our fiscal 2019 Annual Report on Form 10‑K and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents has been delivered.

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540‑7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

52     2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board. This Proxy Statement is being mailed to the stockholders on or about March 20, 2020 along with the Company’s fiscal 2019 Annual Report on Form 10‑K. We have also retained the firm of D.F. King to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company’s directors, officers and regular employees may solicit proxies by telephone, facsimile, electronic mail or personally. The Company’s directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with in 2019, except for the following:  Ms. Kirtley acquired shares in the Company’s Nonqualified Deferred Compensation Plan due to the payment of dividends on February 22, 2019 but the Form 4 was filed one day late due to administrative error.

Stockholder Proposals For the 2021 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting pursuant to Exchange Act Rule 14a-8, the written proposal must be received by the Company no later than November 20, 2020. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company‑sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting outside of the 14a-8 process, written notice must be received by the Company not less than 60 nor more than 90 days prior to the scheduled date of the meeting. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than 10 days following (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure of the date of the meeting was made by the Company. All stockholder proposals must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269‑0900.

Other Business

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 accompanies this Proxy Statement.

By Order of the Board of Directors

Louisville, Kentucky March 20, 2020	Clara M. Passafiume Corporate Counsel and Secretary

2020 Proxy Statement     53

Annex A

Reconciliation of Non-GAAP Financial Measures

We use the non-GAAP measure Post-MIP Operating Income, excluding special items, in this Proxy Statement. The following table provides a reconciliation for this measure to the most closely related GAAP measure.  We believe Post-MIP Operating Income excluding special items provides a useful perspective for analyzing our business and trends excluding non-recurring or unusual items. This measure is also used to evaluate management performance and is a factor in determining the at-risk portion of their compensation. The non-GAAP measure shown in this Proxy Statement, which excludes special items, should not be construed as a substitute for or a better indicator of the Company’s performance than the Company’s GAAP results. Management believes presenting certain financial information excluding special items is important for purposes of comparison to prior year results. In addition, management uses these metrics to evaluate the Company’s underlying operating performance and to analyze trends.

Reconciliation of GAAP Financial Results to Post-MIP Operating Income, excluding special Items:

Year Ended
December 29, 2019
($ in 000's)
Operating income	$24,535
Net income attributable to noncontrolling interests	(791)
Special items:
Special charges:
Royalty relief	19,097
Marketing fund investments	27,500
Legal and advisory fees	5,921
Mark to market adjustment on option valuation	5,914
Other costs	2,385
Total special charges	60,817
Refranchising gains, net	(4,739)
Total special items	56,078
Post-MIP operating income, excluding special items	$79,822

A-1

Annex B

Forward-Looking Statements

Certain matters discussed in this Proxy Statement and other Company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, royalty relief, the effectiveness of our strategic turnaround efforts and other business initiatives, marketing efforts, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to:

•

the adverse impact on the Company or our results caused by COVID-19 and its impact on the Company’s operations, revenues, team members, customers and supply chain, and  product recalls, food quality or safety issues, incidences of foodborne illness, food contamination and other general public health concerns about our Company-owned or franchised restaurants or others in the restaurant industry;

•

increased costs for branding initiatives and launching new advertising and marketing campaigns and promotions to improve consumer sentiment and sales trends, and the risk that such initiatives will not be effective;

•	the ability of the Company to ensure the long-term success of the brand through significant investments committed to our U.S. franchise system, including marketing fund investments and royalty relief;
•	risks related to social media, including publicity adversely and rapidly impacting our brand and reputation;
•

aggressive changes in pricing or other marketing or promotional strategies by competitors, which may adversely affect sales and profitability; and new product and concept developments by food industry competitors;

•

changes in consumer preferences or consumer buying habits, including the growing popularity of delivery aggregators, as well as changes in general economic conditions or other factors that may affect consumer confidence and discretionary spending, including the impact of pandemic disease;

•	the effectiveness of our technology investments and changes in unit-level operations;
•

the ability of the Company and its franchisees to meet planned growth targets and operate new and existing restaurants profitably, including difficulties finding qualified franchisees, store level employees or suitable sites;

•

increases in food costs or sustained higher other operating costs. This could include increased employee compensation, benefits, insurance, tax rates, new regulatory requirements or increasing compliance costs;

•

increases in insurance claims and related costs for programs funded by the company up to certain retention limits, including medical, owned and non-owned vehicles, workers’ compensation, general liability and property;

•

disruption of our supply chain or commissary operations which could be caused by our sole source of supply of cheese or limited source of suppliers for other key ingredients or more generally due to weather, natural disasters including drought, disease, or geopolitical or other disruptions beyond our control;

•

increased risks associated with our international operations, including economic and political conditions and risks associated with the withdrawal of the United Kingdom from the European Union, instability or uncertainty in our international markets, especially emerging markets, fluctuations in currency exchange rates, difficulty in meeting planned sales targets and new store growth;

•

the impact of current or future claims and litigation and our ability to comply with current, proposed or future legislation that could impact our business including compliance with the European Union General Data Protection Regulation;

•	the Company's ability to continue to pay dividends to shareholders based upon profitability, cash flows and capital adequacy if restaurant sales and operating results decline;
•	failure to effectively manage recent transitions within our executive leadership team or to otherwise successfully execute succession planning;

B-1

•

disruption of critical business or information technology systems, or those of our suppliers, and risks associated with systems failures and data privacy and security breaches, including theft of confidential company, employee and customer information, including payment cards; and

•	changes in Federal or state income, general and other tax laws, rules and regulations and changes in generally accepted accounting principles.

These and other risk factors are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

B-2

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 During The Meeting - Go to www.virtualshareholdermeeting.com/PZZA2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E94220-P33285 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAPA JOHN'S INTERNATIONAL, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, AND "FOR" THE PROPOSALS SET FORTH IN ITEMS 2, AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN ITEM 1, AND "FOR" THE PROPOSALS IN ITEMS 2, AND 3. For Against Abstain 1. Election of the following director nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Christopher L. Coleman 1h. Shaquille R. O'Neal 1b. Michael R. Dubin 1i. Anthony M. Sanfilippo 1c. Olivia F. Kirtley 1j. Jeffrey C. Smith 1d. Laurette T. Koellner 2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2020 fiscal year. 1e. Robert M. Lynch ! ! ! 1f. Jocelyn C. Mangan 3. Advisory approval of the Company's executive compensation. 1g. Sonya E. Medina For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Proxy card must be signed and dated below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Papa John's International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. Proxy card must be signed and dated on the reverse side. ∇Please fold and detach card at perforation before mailing.∇ E94221-P33285 PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99900, Louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CAROLINE MILLER OYLER and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock and Series B Preferred Stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/PZZA2020, on Thursday, April 23, 2020, at 11:00 A.M., Eastern Time, and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 20, 2020, and a copy of the Company’s Annual Report for the fiscal year ended December 29, 2019. Attention participants in 401(k) plan: If shares of Papa John's International, Inc. common stock are held through the Papa John’s International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 19, 2020 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE) Address Changes/Comments: